================================================================================

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                  ALLOY, INC.,

                       ALLOY ACQUISITION SUBSIDIARY, LLC,

                                OCM DIRECT, INC.,

                            COLLEGIATE CARPETS, INC.,

                               CAREPACKAGES, INC.

                                       AND

                             STUDENT ADVANTAGE, INC.

                             DATED AS OF MAY 2, 2003

================================================================================

EXECUTION COPY

                                TABLE OF CONTENTS

ARTICLE I  PURCHASE AND SALE OF ASSETS...........................................................    2

    1.1         PURCHASE AND SALE OF ASSETS......................................................    2
    1.2         EXCLUDED ASSETS..................................................................    3
    1.3         ASSUMPTION OF LIABILITIES........................................................    4
    1.4         EXCLUDED LIABILITIES.............................................................    5
    1.5         CONTINUING LIABILITIES...........................................................    7
    1.6         CLOSING..........................................................................    7
    1.7         CONSENTS OF THIRD PARTIES........................................................    7
    1.8         CLOSING DELIVERIES...............................................................    9
    1.9         FURTHER ASSURANCES...............................................................    9

ARTICLE II  PURCHASE PRICE.......................................................................   10

    2.1         PURCHASE PRICE...................................................................   10
    2.2         PAYMENT OF PURCHASE PRICE........................................................   10
    2.3         WORKING CAPITAL ADJUSTMENT.......................................................   10

ARTICLE III  REPRESENTATIONS AND WARRANTIES......................................................   11

    3.1         REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................   11
        (a)     Organization; Good Standing; Qualification and Power.............................   12
        (b)     Subsidiaries; Equity Investments.................................................   12
        (c)     Capital Stock; Securities........................................................   12
        (d)     Authority; No Consents...........................................................   13
        (e)     Financial Statements.............................................................   14
        (f)     Absence of Certain Changes.......................................................   15
        (g)     Undisclosed Liabilities..........................................................   17
        (h)     Tax Matters......................................................................   17
        (i)     Assets; Operation of the Business................................................   19
        (j)     Owned Real Property..............................................................   20
        (k)     Real Property Leases.............................................................   20
        (l)     Intellectual Property............................................................   21
        (m)     Inventory........................................................................   23
        (n)     Contracts........................................................................   24
        (o)     Accounts Receivable..............................................................   26
        (p)     Accounts Payable and Accrued Expenses; Commission Payments.......................   26
        (q)     Powers of Attorney; Bank Accounts................................................   26
        (r)     Insurance........................................................................   27
        (s)     Litigation.......................................................................   27
        (t)     Warranties.......................................................................   27
        (u)     Employees........................................................................   28
        (v)     Employee Benefits................................................................   30
        (w)     Environmental Matters............................................................   31
        (x)     Legal Compliance.................................................................   32
        (y)     Customers and Suppliers..........................................................   32
        (z)     Permits..........................................................................   32
        (aa)    Certain Business Relationships With Affiliates...................................   33
        (bb)    Brokers' Fees....................................................................   33
        (cc)    Books and Records................................................................   33
        (dd)    Territorial Restrictions.........................................................   33
        (ee)    Business Generally...............................................................   33

EXECUTION COPY

        (ff)    Approval..............................................................................   34
        (gg)    Solvency; Price and Other Terms.......................................................   34
        (hh)    Disclosure............................................................................   34
    3.2         REPRESENTATIONS AND WARRANTIES OF PARENT..............................................   35
        (a)     Organization; Good Standing; and Power................................................   35
        (b)     Authority.............................................................................   35
        (c)     Litigation............................................................................   35
        (d)     Brokers' Fees.........................................................................   36
        (e)     Approval..............................................................................   36
        (f)     Solvency..............................................................................   36
    3.3         REPRESENTATIONS AND WARRANTIES OF ALLOY AND THE BUYER.................................   36
        (a)     Organization; Good Standing; and Power................................................   36
        (b)     Authority.............................................................................   36
        (c)     Litigation............................................................................   37
        (d)     No Brokers............................................................................   37

ARTICLE IV  RELATED AGREEMENTS........................................................................   37

    4.1         TRANSFER DOCUMENTS....................................................................   38
    4.2         ASSIGNMENT AGREEMENT AND AMENDMENT NO. 1 TO CONSULTING AGREEMENT......................   38
    4.3         CARD FULFILLMENT AND MARKETING AGREEMENT..............................................   38
    4.4         THIRD AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT AND SECURITY AGREEMENT.....   38
    4.5         NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT.......................   38

ARTICLE V  CONDITIONS PRECEDENT TO CLOSING............................................................   38

    5.1         CONDITIONS TO EACH PARTY'S OBLIGATIONS................................................   38
        (a)     Approvals.............................................................................   38
        (b)     Legal Action..........................................................................   38
        (c)     Legislation...........................................................................   39
    5.2         CONDITIONS TO OBLIGATIONS OF ALLOY AND THE BUYER......................................   39
        (a)     Representations and Warranties of the Sellers and Parent..............................   39
        (b)     Performance of Obligations of the Sellers and Parent..................................   39
        (c)     Consents and Approvals................................................................   39
        (d)     Related Agreements....................................................................   39
        (e)     Repayment of Outstanding Seller Indebtedness..........................................   39
        (f)     Amendment to Loan Agreement...........................................................   39
        (g)     Discharge of Encumbrances.............................................................   39
        (h)     Closing Certificate...................................................................   40
        (i)     Evidence of Corporate Authority.......................................................   40
        (j)     Good Standing Certificates............................................................   40
        (k)     Affidavit Concerning Certain Withholding Tax Obligations..............................   40
        (l)     Opinion of Counsel....................................................................   40
        (m)     Tax Clearance Certificates............................................................   40
    5.3         CONDITIONS TO OBLIGATIONS OF THE SELLERS AND PARENT...................................   40
        (a)     Representations and Warranties of Alloy and the Buyer.................................   40
        (b)     Performance of Obligations of Alloy and the Buyer.....................................   41
        (c)     Related Agreements....................................................................   41
        (d)     Closing Certificate...................................................................   41

ARTICLE VI  COVENANTS.................................................................................   41

    6.1         CERTAIN INFORMATION REQUIRED BY THE CODE..............................................   41
    6.2         PUBLIC ANNOUNCEMENTS..................................................................   41
    6.3         CHANGE OF NAME........................................................................   41
    6.4         LITIGATION SUPPORT....................................................................   41
    6.5         BOOKS AND RECORDS.....................................................................   42
    6.6         EMPLOYMENT MATTERS....................................................................   42

EXECUTION COPY

    6.7         TRANSFER TAXES........................................................................    43
    6.8         CERTAIN TRANSITION MATTERS............................................................    44

ARTICLE VII  INDEMNIFICATION..........................................................................    45

    7.1         DEFINITIONS...........................................................................    45
        (a)     Affiliate.............................................................................    45
        (b)     Event of Indemnification..............................................................    45
        (c)     Indemnified Persons...................................................................    46
        (d)     Indemnifying Persons..................................................................    46
        (e)     Losses................................................................................    47
    7.2         INDEMNIFICATION GENERALLY.............................................................    47
    7.3         ASSERTION OF CLAIMS...................................................................    48
    7.4         NOTICE AND DEFENSE OF THIRD PARTY CLAIMS..............................................    49
    7.5         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.................................    49

ARTICLE VIII  MISCELLANEOUS...........................................................................    49

    8.1         EXPENSES..............................................................................    49
    8.2         ENTIRE AGREEMENT......................................................................    50
    8.3         INTERPRETATION........................................................................    50
    8.4         NOTICES...............................................................................    50
    8.5         COUNTERPARTS..........................................................................    51
    8.6         GOVERNING LAW.........................................................................    52
    8.7         BENEFITS OF AGREEMENT.................................................................    52
    8.8         PRONOUNS..............................................................................    52
    8.9         AMENDMENT, MODIFICATION AND WAIVER....................................................    52
    8.10        NO THIRD PARTY BENEFICIARIES..........................................................    52
    8.11        CONSENTS..............................................................................    52
    8.12        NO JOINT VENTURE......................................................................    52
    8.13        SEVERABILITY..........................................................................    52
    8.14        SPECIFIC PERFORMANCE..................................................................    52

EXECUTION COPY

                             EXHIBITS AND SCHEDULES

EXHIBITS:
---------
Exhibit A-1   -  Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit A-2   -  Form of Trademark Assignment
Exhibit A-3   -  Form of Copyright Assignment
Exhibit B     -  Escrow Agreement
Exhibit C     -  Assignment Agreement and Amendment No. 1 to Consulting Agreement
Exhibit D     -  Card Fulfillment and Marketing Agreement
Exhibit E     -  Third Amendment to Revolving Line of Credit Loan Agreement and Security Agreement
Exhibit F     -  Non-Competition, Non-Solicitation and Confidentiality Agreement
Exhibit G     -  Amendment No. 10 to Loan Agreement

SCHEDULES:
----------
Schedule 1.1(a)      -  Assigned Contracts
Schedule 1.1(c)      -  Tangible Personal Property
Schedule 1.1(d)      -  Leasehold Interests
Schedule 1.1(e)      -  Accounts and Notes Receivable
Schedule 1.1(h)      -  Permits
Schedule 1.1(m)      -  Telephone Numbers, Fax Numbers, Websites, Etc.
Schedule 1.2(a)      -  Certain Excluded Assets
Schedule 1.2(b)      -  Certain Excluded Contracts
Schedule 5.2(c)      -  Consents & Approvals
Schedule 5.2(g)      -  Encumbrances
Schedule 6.6         -  Transferred Employees
Disclosure Schedule

EXECUTION COPY

                             INDEX TO DEFINED TERMS

Acquired Assets...........................................................     1.1
Action....................................................................     3.1(s)
Affiliate.................................................................     7.1(a)
Affiliated Group..........................................................     3.1(h)
Affiliated Group Tax Return...............................................     3.1(h)
Affiliated Period.........................................................     3.1(h)
Agreement.................................................................   Preamble
Alloy.....................................................................   Preamble
Assigned Contracts........................................................     1.1(a)
Assumed Liabilities.......................................................     1.3
Audit.....................................................................     2.3
Audited Financial Statements..............................................     2.3
Audited Working Capital...................................................     2.3
Auditor...................................................................     2.3
Basic Cap Amount..........................................................     7.2(c)
Basket....................................................................     7.2(b)
Basket Amount.............................................................     7.2(b)
Bill of Sale, Assignment and Assumption Agreement.........................     1.8(a)
BofA Line of Credit.......................................................     5.2(g)
BofA Amendment............................................................     4.4
Business..................................................................   Preamble
Business Employees........................................................     3.1(u)
Buyer.....................................................................   Preamble
Buyer Event of Indemnification............................................     7.1(b)
Buyer Indemnified Persons.................................................     7.1(c)
Buyer Indemnifying Persons................................................     7.1(d)
CarePackages..............................................................   Preamble
CERCLA....................................................................     3.1(w)
Certificate of Incorporation..............................................     3.1(a)
Closing...................................................................     1.6
Closing Date..............................................................     1.6
Code......................................................................     3.1(h)
Collegiate Carpets........................................................   Preamble
Company...................................................................   Preamble
Company Common Stock......................................................     3.1(c)
Contracts.................................................................     3.1(n)
Copyright Assignment......................................................     1.8(c)
Copyrights................................................................     3.1(1)
Customer Deliverables.....................................................     3.1(l)
Damages...................................................................     1.1(i)
Databases.................................................................     3.1(1)
Designated Business Employees.............................................     6.6(a)
Disclosure Schedule.......................................................     3.1

EXECUTION COPY

Dispute Notice............................................................        2.3
DOL ......................................................................     3.1(u)
E&Y ......................................................................        2.3
Effective Date............................................................        1.6
Employee Benefit Plan.....................................................     3.1(v)
Encumbrances..............................................................     3.1(d)
Environmental Law.........................................................     3.1(w)
ERISA.....................................................................     3.1(v)
Escrow Agent..............................................................        2.2
Escrow Agreement..........................................................        2.2
Escrow Amount.............................................................        2.2
Event of Indemnification..................................................     7.1(b)
Exchange Act..............................................................     3.3(b)
Excluded Assets...........................................................        1.2
Excluded Liabilities......................................................        1.4
Financial Statements......................................................     3.1(e)
GAAP......................................................................     3.1(e)
Governmental Authority....................................................     3.1(d)
Indemnified Persons.......................................................     7.1(c)
Indemnifying Persons......................................................     7.1(d)
Independent Auditor.......................................................        2.3
Independent Net Working Capital...........................................        2.3
INS ......................................................................     3.1(u)
Intellectual Property.....................................................     3.1(l)
Interim Balance Sheet.....................................................     3.1(e)
Interim Balance Sheet Date................................................     3.1(e)
Interim Financial Statements..............................................     3.1(e)
Internal Systems..........................................................     3.1(l)
Key Employee..............................................................     3.1(f)
Liability.................................................................     3.1(g)
Loan Amendment............................................................     5.2(f)
Losses....................................................................     7.1(e)
Material Adverse Effect...................................................     3.1(a)
MNAT Opinion..............................................................     5.2(l)
Multiemployer Plan........................................................     3.1(v)
Net Working Capital.......................................................        2.3
Non-Scheduled Assigned Contracts..........................................     1.3(a)
Notice....................................................................        2.3
Notice of Claim...........................................................        7.3
Ordinary Course of Business...............................................     1.3(f)
Outstanding Seller Indebtedness...........................................    3.1(aa)
Parent....................................................................   Preamble
Patents...................................................................     3.1(l)
Pension Plan..............................................................     3.1(v)
Permits...................................................................     3.1(z)

EXECUTION COPY

Person....................................................................       3.1(d)
Personally Identifiable Information.......................................       3.1(l)
Preliminary Net Working Capital...........................................       2.3
Program...................................................................       3.1(y)
Purchase Price............................................................       2.1
Related Agreements........................................................   Article IV
Seller....................................................................     Preamble
Seller Event of Indemnification...........................................       7.1(b)
Seller Indemnified Persons................................................       7.1(c)
Seller Indemnifying Persons...............................................       7.1(d)
Seller Intellectual Property..............................................       3.1(l)
Sellers...................................................................     Preamble
Software..................................................................       3.1(l)
Sponsor...................................................................       3.1(y)
Subsidiaries..............................................................     Preamble
Subsidiary................................................................     Preamble
Subsidiary Stock..........................................................       3.1(c)
Survival Date.............................................................       7.5
Tax ......................................................................       3.1(h)
Tax Returns...............................................................       3.1(h)
Taxes.....................................................................       3.1(h)
Third Party Claim.........................................................       7.4
Trademark Assignment......................................................       1.8(b)
Trademarks................................................................       3.1(1)
Transaction Costs.........................................................       8.1
Transfer Documents........................................................       1.8
Transfer Taxes............................................................       6.7
Transferred Employee......................................................       6.6(a)
Websites/Pages............................................................       6.8(b)
Work Permits..............................................................       3.1(u)
Working Capital Statement.................................................       2.3
2002 Interim Financial Statements.........................................       3.1(e)
2003 Interim Financial Statements.........................................       3.1(e)

EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 2, 2003 and effective as of the Effective Date (as defined in Section 1.6 hereof), is made by and among ALLOY, INC., a Delaware corporation ("ALLOY"), ALLOY ACQUISITION SUBSIDIARY, LLC, a Delaware limited liability company (the "BUYER"), OCM DIRECT, INC., a Delaware corporation (the "COMPANY"), COLLEGIATE CARPETS, INC., a Maryland corporation and wholly-owned subsidiary of the Company ("COLLEGIATE CARPETS"), CAREPACKAGES, INC., a Delaware corporation and wholly-owned subsidiary of the Company ("CAREPACKAGES"; Collegiate Carpets and CarePackages are hereinafter referred to collectively as the "SUBSIDIARIES" and individually as a "SUBSIDIARY"; the Company and the Subsidiaries are hereinafter referred to collectively as the "SELLERS" and individually as a "SELLER"), and STUDENT ADVANTAGE, INC., a Delaware corporation and the sole stockholder of the Company ("PARENT").

            WHEREAS, the Company and the Subsidiaries are engaged in the businesses of (i) providing fundraising programs to colleges, universities and student, housing and alumni groups including, without limitation, the programs commonly referred to by Sellers as: "Residence Hall Linens", "The Final Exams Care Package Program", "The Collegiate Welcome Care Package Program", "The Personalized Final Exams Kit Program", "DiplomaDisplay" and "Residence Hall Carpets", (ii) providing sampling programs, (iii) direct mail marketing targeting high school seniors, college and university students, alumni associated with alumni organizations, parents of matriculating high school students and/or parents of college and university students and (iv) care package sales and marketing (collectively, the "BUSINESS"); provided, however, that, for the avoidance of doubt, the term Business shall not include Parent's Membership Card business or SA Tech Store business;

            WHEREAS, subject to the terms and conditions set forth in this Agreement, each of the Sellers wishes to sell to the Buyer, and the Buyer wishes to purchase from each of the Sellers, substantially all of the assets and properties of such Seller, all as identified or described herein, and each of the Sellers wishes to transfer to the Buyer, and the Buyer has agreed to assume, certain of such Seller's obligations and liabilities associated with the Business, and in connection therewith the parties hereto wish to make certain agreements related to such purchase, sale, assignment and assumption; and

            WHEREAS, as a condition to the willingness of, and as an inducement to, the Buyer and Alloy to enter into this Agreement, in connection with the consummation of the transactions contemplated by this Agreement, the Sellers, Parent and certain other parties are entering into the Related Agreements.

            NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein, the parties hereby agree as follows:

EXECUTION COPY

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers shall sell, transfer, assign and deliver to the Buyer, and relinquish to the Buyer in perpetuity, free and clear of all Encumbrances, all right, title and interest in and to all of the Acquired Assets, effective as of the Effective Date. As used in this Agreement, the term "ACQUIRED ASSETS" means all of the assets, properties, goodwill and rights of each of the Sellers of every kind and nature, real, personal and mixed, tangible and intangible, owned, used or held for use by each Seller including, without limitation, the following, but excluding, however, such assets, rights and properties that constitute Excluded Assets:

         (a) all right, title and interest of each Seller in, to and under all written and oral Contracts (including sales and purchase orders) to which such Seller is a party or is otherwise subject or bound, to which any property or right of such Seller is subject or bound or under or with respect to which such Seller has any other rights (whether as a party, third party beneficiary or otherwise), including those that are listed in Schedule 1.1(a) hereto (the "ASSIGNED CONTRACTS");

         (b)      [intentionally omitted];

         (c) all tangible personal property of each Seller (including all equipment, machinery, furniture, furnishings, inventory, vehicles and supplies of each Seller), wherever located, including the items listed in Schedule 1.1(c) hereto;

         (d) all right, title and interest of each Seller with respect to all real and personal property leasehold interests and rights thereunder, including the real and personal property listed in Schedule 1.1(d) hereto;

         (e) all accounts and notes receivable of each Seller, and all other rights to receive payment however evidenced, whether by notes, instruments, chattel paper or otherwise, including those listed in Schedule 1.1(e) hereto;

         (f) all right, title and interest of each Seller with respect to all cash, negotiable securities, certificates of deposit, bonds, letters of credit, other cash equivalents, credits, refunds, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

         (g) all right, title and interest of each Seller in and to each bank account, money market account, investment account, other deposit account, lockbox and safe-deposit box maintained by any Seller;

EXECUTION COPY

         (h) all rights of each Seller, to the extent transferable, under all Federal, state, local and foreign governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements, including those listed in Schedule 1.1(h) hereto;

         (i) all Seller Intellectual Property, and the goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, together with all claims against third parties for profits and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith), court costs and reasonable fees and disbursements of counsel, consultants and expert witnesses (collectively, "DAMAGES") incurred by reason of the past infringement, alleged infringement, unauthorized use or disclosure or alleged unauthorized use or disclosure of any Seller Intellectual Property, together with the right to sue for, and collect the same, or to sue for injunctive relief, for the Buyer's own use and benefit, and for the use and benefit of its successors, assigns or other legal representatives;

         (j) all books, records, financial information, ledgers, files, manuals and other materials (in any form or medium) of each Seller, including, without limitation, all advertising materials, catalogues, price lists, correspondence, databases, mailing lists, lists of customers and suppliers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, research and development files, records, data, books, intellectual property disclosures, media materials, accounting records, sales order files and litigation files, and all rights in and to the information contained therein;

         (k) all claims, demands, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment that relate in any manner to the Acquired Assets or Assumed Liabilities;

         (l) all guarantees, warranties, indemnities and similar rights in favor of each Seller;

         (m) all right, title and interest to and in respect of any telephone numbers, facsimile numbers, websites, e-mail addresses, Internet domain names, and corporate and trade names of each Seller, including those listed in Schedule 1.1(m) of the Disclosure Schedule; and

         (n)      all goodwill of each Seller.

         1.2 EXCLUDED ASSETS. The following assets and property are to be retained by the Sellers and shall not constitute Acquired Assets (collectively, the "EXCLUDED ASSETS"):

         (a)      those assets specifically set forth in Schedule 1.2(a) hereto;

         (b) all right, title and interest of each Seller in, to and under all written and oral Contracts listed in Schedule 1.2(b) hereto;

         (c) all right, title and interest in and to all issued and outstanding shares of Subsidiary Stock;

EXECUTION COPY

         (d) all Tax accounts reflected as assets on the Interim Balance Sheet or accrued as assets since the date of the Interim Balance Sheet in the Ordinary Course of Business and resulting from activities of the Sellers through the Effective Date and all right, title and interest in and to any and all Tax refunds and credits, all as attributable to any period through the Effective Date, other than personal property Tax accounts and Tax refunds and credits for which the Buyer is assuming the corresponding Liability hereunder;

         (e) prepayments, credits or refunds attributable to Liabilities for Employee Benefit Plans retained by the Sellers hereunder;

         (f) all corporate minute books and stock records of each of the Sellers; and

         (g) all rights of the Sellers under this Agreement and the agreements and instruments executed and delivered to the Sellers by the Buyer or Alloy pursuant to this Agreement.

         1.3 ASSUMPTION OF LIABILITIES. The Buyer shall not assume, discharge or perform any of the Liabilities of any of the Sellers other than the following Liabilities of the Sellers (collectively, the "ASSUMED LIABILITIES"), all of which the Buyer will assume and pay, discharge or perform, as appropriate, from and after the Effective Date in accordance with the provisions of this Agreement:

         (a) Liabilities of the Sellers arising after the Effective Date under the Assigned Contracts; provided, however, that, the Buyer shall not assume, and does not hereby agree to pay or discharge, any Damages relating in any manner to or arising from any breach or default of any of the Sellers of any Assigned Contract occurring on or prior to the Effective Date regardless of whether any Seller discloses such breach or default pursuant to this Agreement; provided, further, however, that the Buyer shall not assume, and does not hereby agree to pay, discharge or perform any Liabilities arising under any Assigned Contract not specifically disclosed in Schedule 1.1(a) (the "NON-SCHEDULED ASSIGNED CONTRACTS") in excess of $50,000 in aggregate with respect to all Non-Scheduled Assigned Contracts;

         (b)      [intentionally omitted]

         (c) accounts payable and accrued expenses (other than accounts payable and accrued expenses in respect of Excluded Liabilities, including, without limitation, accounts payable and accrued expenses for Taxes (other than specifically assumed pursuant to Section 1.3(d)) and related to workers' compensation claims or premiums) reflected on the face of the Interim Balance Sheet and incurred in the Ordinary Course of Business (and which are similar in nature and amount to the accounts payable and accrued expenses which arose during the comparable period of time in the immediately preceding fiscal period (taking into account any corresponding increase in expenses that are attributable to an increase in revenue)) and accounts payable and accrued expenses (other than accounts payable and accrued expenses in respect of Excluded Liabilities, including, without limitation, accounts payable and accrued expenses for Taxes (other than specifically assumed pursuant to Section 1.3(d)) and related to workers' compensation claims or premiums) incurred after the Interim Balance Sheet Date incurred in the Ordinary

EXECUTION COPY

Course of Business (and which are similar in nature and amount to the accounts payable and accrued expenses which arose during the comparable period of time in the immediately preceding fiscal period (taking into account any corresponding increase in expenses that are attributable to an increase in revenue));

         (d) Liabilities of the Sellers for personal property Taxes with respect to periods prior to the Effective Date which become due following the Effective Date, but only to the extent that such Taxes are accrued on the Interim Balance Sheet or are incurred in the Ordinary Course of Business following the Interim Balance Sheet Date;

         (e) the obligation to provide credit for accrued but unpaid vacation and sick days to the extent set forth in Section 6.6 hereof;

         (f) Liabilities of the Sellers arising after the Effective Date under the Employee Benefit Plans attached hereto as Schedule 1.3(f) (including the obligation to make payments under the Voluntary Profit Sharing System plan following the Effective Date with respect to amounts accrued under such plan on the Interim Balance Sheet); provided, however, that, the Buyer shall not assume, and does not hereby agree to pay or discharge, any Damages relating in any manner to or arising from the operation or administration of, or any breach or default of any of the Sellers under, any such Employee Benefit Plan occurring on or prior to the Effective Date regardless of whether any Seller discloses such breach or default pursuant to this Agreement; and

         (g) Liabilities for providing refunds or credits to customers of the Sellers resulting from the return of any product of the Sellers sold prior to the Effective Date in the Ordinary Course of Business to the extent that any such refunds or credits have been fully accrued on the Interim Balance Sheet or are incurred in the Ordinary Course of Business following the Interim Balance Sheet Date.

         For purposes of this Agreement, the term "ORDINARY COURSE OF BUSINESS" means the ordinary course of the operation of the Business consistent with past custom and practice.

         1.4 EXCLUDED LIABILITIES. The Buyer shall have no liability or obligation whatsoever for any Liabilities of any of the Sellers or which are in any way related to the Business which are not specifically assumed pursuant to
Section 1.3, and, without limiting the generality of the foregoing, the Buyer shall not be deemed to assume, nor shall it assume any of the following Liabilities (the "EXCLUDED LIABILITIES"), all of which the Sellers will pay, discharge or perform, as appropriate, from and after the Effective Date:

         (a) any Liabilities arising under or relating to the Non-Scheduled Assigned Contracts, expect to the extent set forth in Section 1.3(a);

         (b) any Liabilities of any Seller in respect of any indebtedness for or guarantees of borrowed money;

         (c) any Liabilities of any Seller to any Affiliate or current or former stockholder of

EXECUTION COPY
such Seller including, without limitation, any Liability to Parent (notwithstanding that any such Liability may be reflected in the Interim Balance Sheet or may have been incurred following the date of the Interim Balance Sheet);

         (d) any Liabilities of any Seller for or in respect of Taxes including, without limitation, any Taxes resulting from or relating to the consummation of the transactions contemplated hereby (except to the extent set forth in Section 1.3(d) and Section 6.7);

         (e) any Liabilities of any Seller arising out of or relating, directly or indirectly, to any property of which such Seller has disposed or proposed to dispose, including any and all Liabilities to any other Person incurred in connection with any sale or proposed sale of (i) all or substantially all of such Seller, or any other business combination or proposed business combination, (ii) any real property of such Seller, (iii) any other business or (iv) any securities of such Seller or any other Person;

         (f) any Liabilities arising out of or relating, directly or indirectly, to any Employee Benefit Plan (except to the extent set forth in Section 1.3(f)) or the termination thereof;

         (g) any Liabilities of any Seller to any present or former employee, consultant or independent contractor of such Seller (except to the extent set forth in Sections 1.3(c), 1.3(f) and 6.6), including, without limitation, any and all Liabilities arising under any Federal, state, local or foreign laws, ordinances, regulations or orders;

         (h) any Liabilities of any Seller for any Actions against such Seller, including any Actions pending or threatened against such Seller as of the Effective Date;

         (i) any Liabilities of any Seller for damage or injury to person or property including, without limitation, those resulting from or arising out of environmental claims;

         (j) any Liabilities of any Seller arising out of or resulting from non-compliance with any Federal, state, local or foreign laws, ordinances, regulations or orders;

         (k) any Liabilities of any Seller arising out of, relating to or resulting from any obligation to indemnify any Person, except to the extent that such Liabilities arise under any Assigned Contract disclosed in Schedule 1.1(a);

         (l) any Liabilities of any Seller arising under this Agreement or any of the Related Agreements;

         (m) any Liabilities resulting from or relating to products sold or services performed by any of the Sellers, except to the extent set forth in
Section 1.3(g);

         (n) any accounts payable or accrued expenses of any Seller, other than accounts payable and accrued expenses expressly assumed pursuant to Section 1.3(b); and

EXECUTION COPY

         (o) any other Liabilities attributable in any manner to the Excluded Assets.

         1.5 CONTINUING LIABILITIES. Notwithstanding anything contained herein to the contrary, to the extent that any Assumed Liability assumed by the Buyer pursuant to Section 1.3, or any Damages imposed on the Buyer by operation of law or otherwise in connection with, or which otherwise arises out of or in relation to, the transactions contemplated hereby (other than the Buyer's assumption of the Assumed Liabilities assumed by it pursuant to Section 1.3), results from or arises out of an event or condition which is continuing or continuous in nature, the Buyer shall assume and discharge only that portion of such Assumed Liability or Damage that results from or arises out of that part of the event which occurs or condition which exists after the Effective Date, without, however, releasing any Seller from its obligation to discharge that portion of such Assumed Liability or Damage that results from that part of the event which occurs or condition which exists prior to the Effective Date; provided, however, that the Company shall discharge all of such continuing or continuous Assumed Liabilities or Damages, including, without limitation, those Assumed Liabilities assumed by the Buyer pursuant to Section 1.3 if and to the extent they result from a breach by the Company of any of its representations, warranties or covenants hereunder.

         1.6 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place on May 5, 2003 (the "CLOSING DATE") at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts. For purposes of this Agreement, "EFFECTIVE DATE" shall mean 12:01 a.m. on May 1, 2003. On the Closing Date, the Sellers shall transfer all of the Acquired Assets to such location or locations as the Buyer reasonably may request.

         1.7      CONSENTS OF THIRD PARTIES.

         (a) Notwithstanding anything in this Agreement or in any Related Agreement to the contrary, neither this Agreement nor any such Related Agreement shall constitute an agreement to assign or otherwise transfer any Assigned Contract or any other Acquired Asset, or any rights thereunder, if an attempted assignment or transfer thereof would, without the consent of a third party to such assignment or transfer, constitute a breach thereof, would be ineffective or would affect adversely the rights of the Buyer thereunder.

         (b) If any such consent has not been obtained as of the Closing Date and the Buyer nevertheless determines to proceed with the Closing, the Sellers and Parent shall, at the request of the Buyer, take such action as is reasonably requested by the Buyer to assist the Buyer in obtaining such consent after the Closing (it being understood that such assistance may be limited due to the fact that the employees primarily responsible for seeking such consents, together with relevant books and records, will be transferred to the Buyer pursuant to this Agreement). The Sellers and Parent jointly and severally on the one hand, and the Buyer, on the other hand, each shall pay and discharge one-half of all reasonable out-of-pocket costs of seeking to obtain or obtaining any such consent or approval after the Closing Date, provided that, the maximum aggregate liability of the Sellers and Parent hereunder shall be $100,000. In such circumstances, until such consent has been obtained, the Buyer shall use all commercially reasonable efforts to

EXECUTION COPY
perform in the applicable Seller's name, all of such Seller's obligations with respect to each Assigned Contract for which any such consent has not been obtained; provided, however, that the Buyer shall not be required to take any action in performing such obligations which, in the Buyer's reasonable judgment, would subject the Buyer to any material Liability or an unreasonable risk of incurring any such Liability.

         (c) If any Assigned Contract or other Acquired Asset is not transferred to the Buyer at the Closing pursuant to this Agreement, the Sellers and Parent shall cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer all of the benefits of, and to have the Buyer assume the burdens, liabilities, obligations and expenses expressly assumed by the Buyer hereunder with respect to, such Assigned Contract or other Acquired Asset, as applicable. At the Buyer's request, the Sellers and Parent shall take all reasonable actions requested by the Buyer to enforce for the benefit of the Buyer any and all rights of the applicable Seller with respect to any such Assigned Contract or other Acquired Asset that is not otherwise transferred pursuant to the provisions of this Agreement. Each Seller hereby authorizes the Buyer to perform all of its obligations after the Closing with respect to all Assigned Contracts and hereby grants to the Buyer a power of attorney to act in the name of such Seller with respect thereto. Such power of attorney shall be coupled with an interest and shall be irrevocable. Each Seller agrees to remit promptly to the Buyer all collections or payments received by such Seller in respect of all such Assigned Contracts and other Acquired Assets, and shall hold all such collections or payments in trust for the benefit of, and promptly pay the same over to, the Buyer; provided, however, that nothing herein shall create or provide any rights or benefits in or to third parties.

         (d) If, subsequent to the Closing, a claim brought by any party challenging any of the transactions contemplated hereby results in any ruling or order which has the result of frustrating in a material way the transfer of any of the Acquired Assets hereunder to the Buyer or the Buyer's use thereof pursuant to the applicable transfer provisions contained herein, the Sellers and Parent shall cooperate with the Buyer in any reasonable arrangement designed to give the Buyer, as nearly as possible, the same economic benefits, and to have the Buyer assume the same burdens, liabilities, obligations and expenses, as if such transfer had been consummated in accordance with the provisions hereof; provided, however, that the maximum liability of the Sellers and Parent to any third party (including Alloy and its affiliates) to any Assigned Contract resulting from the failure to obtain the consent of such party to the assignment of such Assigned Contract to the Buyer pursuant to this Agreement or any Related Agreement, which consent would not have been required had the sale of the Business to the Buyer been consummated by means of a sale of all of the capital stock of the Company from Parent to the Buyer, shall be $100,000 in the aggregate.

         (e) Nothing in this Section 1.7 shall be deemed to modify in any respect any of the Sellers' or Parent's representations or warranties set forth herein or the conditions to the Buyer's or Alloy's obligations contained in
Article V hereof, be deemed a waiver by the Buyer of its right to have received on or before the Closing Date an effective assignment of all of the Acquired Assets or be deemed to constitute an agreement to exclude from the Acquired Assets any assets described under Section 1.1.

EXECUTION COPY

         1.8 CLOSING DELIVERIES. At the Closing, the parties shall execute and deliver the following documents (collectively, the "TRANSFER DOCUMENTS"):

         (a) the Sellers and the Buyer shall execute and deliver a bill of sale, assignment and assumption agreement in substantially the form of EXHIBIT A-1 attached hereto (the "BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT") pursuant to which the Sellers will transfer and assign to the Buyer the Acquired Assets and the Buyer will assume the Assumed Liabilities, effective as of the Effective Date;

         (b) each Seller will execute and deliver one or more trademark assignments in substantially the form of EXHIBIT A-2 attached hereto (the "TRADEMARK ASSIGNMENT") pursuant to which such Seller will transfer and assign to the Buyer effective as of the Effective Date the Trademarks owned by such Seller being acquired by the Buyer pursuant to this Agreement;

         (c) each Seller will execute and deliver one or more copyright assignments in substantially the form of EXHIBIT A-3 attached hereto (the "COPYRIGHT ASSIGNMENT") pursuant to which such Seller will transfer and assign to the Buyer effective as of the Effective Date the Copyrights owned by such Seller being acquired by the Buyer pursuant to this Agreement;

         (d) each Seller will duly endorse for transfer and deliver certificates of title to all motor vehicles owned by such Seller included in the Acquired Assets; and

         (e) each Seller will execute and deliver all such other bills of sale, assignments, endorsements, intellectual property right assignments, domain name assignments, certificates of title, consents and other good and sufficient instruments and documents of conveyance and transfer, all dated the Closing Date and effective as of the Effective Date and in a form reasonably satisfactory to the Buyer, as the Buyer reasonably shall deem necessary or appropriate to vest in or confirm to the Buyer full and complete right, title and interest in and to all of the Acquired Assets.

         1.9 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the request of the Buyer and without further consideration, each Seller and Parent will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, and will take such further action, as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title in and to, the Acquired Assets, and each of the parties shall execute such other documents and take such further action as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, each Seller and Parent shall, from time to time and at no cost to the Buyer, (i) cooperate with, and take all action reasonably requested by, the Buyer to effectively transition the Acquired Assets and the operation and ownership of the Business from such Seller to the Buyer, and (ii) make its officers, employees and agents available to, and direct such officers, employees and agents to cooperate with, the Buyer for such purposes.

EXECUTION COPY

                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 PURCHASE PRICE. Subject to adjustment pursuant to Section 2.3, the entire purchase price payable by the Buyer to the Sellers for the Acquired Assets and the transactions contemplated hereby shall be Fifteen Million Six Hundred Fifty Thousand Dollars ($15,650,000) (the "PURCHASE PRICE").

         2.2      PAYMENT OF PURCHASE PRICE. At the Closing,

                  (i) the Buyer shall deposit with U.S. Bank National Association (the "ESCROW AGENT") the amount of One Million Dollars ($1,000,000) (the "ESCROW AMOUNT"), and the Sellers and Parent, by their execution hereof, hereby authorize and direct the Buyer to make such deposit on their behalf, to be held and distributed by the Escrow Agent in accordance with the provisions of the Escrow Agreement dated as of the date hereof by and among the Sellers, the Buyer, Alloy, Parent and the Escrow Agent (the "ESCROW AGREEMENT") in the form of EXHIBIT B attached hereto; and

                  (ii) the Buyer shall pay to the Sellers an aggregate amount equal to the Purchase Price less the Escrow Amount to such account or accounts designated by the Sellers.

         2.3 WORKING CAPITAL ADJUSTMENT. Attached hereto as Schedule 2.3(b) is a consolidated statement of net working capital as defined in Schedule 2.3(b) hereto ("NET WORKING CAPITAL") of the Sellers as of December 31, 2002 prepared by Parent (the "WORKING CAPITAL STATEMENT"). Promptly following the Closing, Parent shall direct Ernst & Young, LLP ("E&Y"), Parent's independent public accounting firm, to conduct and complete an audit of the 2002 Interim Financial Statements within sixty (60) days following the Closing (the "AUDIT"); provided, however, that if E&Y declines to conduct the Audit, Alloy and Parent shall mutually agree on such other nationally-recognized independent accounting firm to conduct the Audit. For purposes hereof, the independent accounting firm conducting the Audit hereunder shall be referred to as the "AUDITOR". Each party hereto shall make available to the Auditor such books, records, other documents and personnel as requested by the Auditor in connection with conducting the Audit. Upon completion of the Audit, Parent shall deliver to Alloy a copy of the audited 2002 Financial Statements together with a copy of the Auditor's report and such work papers and other information relating to the Audit as Alloy may reasonably request (collectively, the "AUDITED FINANCIAL STATEMENTS"). If Alloy determines that, based upon its review of the Audited Financial Statements, the amount of one or more items set forth in the Working Capital Statement was inaccurate, it shall provide Parent a notice describing in reasonable detail all such inaccuracies together with supporting documentation therefor (the "NOTICE"). Such Notice shall be provided by Alloy to Parent no later than thirty
(30) business days from the receipt of the 2002 Audited Financial Statements from Parent. If no such Notice is provided within such thirty (30) business-day period, the Net Working Capital set forth in the Working Capital Statement ("PRELIMINARY NET WORKING CAPITAL") shall be final and binding on all parties. If

EXECUTION COPY
the Preliminary Net Working Capital exceeds the Net Working Capital as of December 31, 2002 determined using the revised amounts (as determined by Alloy in accordance with the Audited Financial Statements) of any of the items set forth in the Working Capital Statement ("AUDITED WORKING CAPITAL") by more than $100,000, then within fifteen (15) business days following the receipt of the Notice, the Sellers shall provide written notice stating whether they dispute the Notice, which notice shall provide a detailed description of such dispute (a "DISPUTE NOTICE"). If Sellers do not timely deliver a Dispute Notice to Alloy, the determination of the Audited Net Working Capital shall be final and binding on all parties and the Sellers shall promptly pay to Alloy an amount equal to the amount by which the Preliminary Net Working Capital exceeds Audited Net Working Capital, less $100,000. If Sellers timely deliver a Dispute Notice to Alloy, Alloy and Sellers will work together to resolve the differences between the Notice and the Dispute Notice for a period of fifteen (15) business days. If at the end of such time, the parties have not resolved such differences, the parties shall mutually agree on an independent public accounting firm (the "INDEPENDENT AUDITOR") within twenty (20) business days of the delivery of the Dispute Notice to review the Working Capital Statement, the Notice and the Dispute Notice (and all related information). The Independent Auditor shall determine the Net Working Capital as of December 31, 2002 (the "Independent Net Working Capital") and, if the Preliminary Net Working Capital exceeds the Independent Net Working Capital by more than $100,000, then within five (5) business days following the receipt of the Independent Net Working Capital, the Sellers shall pay to Alloy an amount equal to the amount by which the Preliminary Net Working Capital exceeds the Independent Net Working Capital, less $100,000. The Independent Auditor's determination of the Independent Net Working Capital shall be final and binding on all parties absent manifest error. The costs of the Independent Auditor shall be borne by the party whose Net Working Capital determination was the farthest from the Independent Net Working Capital, or equally by Alloy and Seller if the Independent Net Working Capital is equidistant between the Net Working Capital determinations of the parties. Notwithstanding the foregoing, in no event shall the Sellers be required to make any payments to Buyer regarding any inaccuracies related to Excluded Assets, Excluded Liabilities or any promotional inventory. Within ten (10) days following the delivery of the Audited Financial Statements to Alloy, Alloy will reimburse Parent for fifty percent (50%) of the fees it paid to the Auditor for conducting the Audit, up to a maximum of $20,000, provided that, Parent shall provide reasonable evidence substantiating payment of such fees.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Sellers and Parent, jointly and severally, hereby represent and warrant to the Buyer and Alloy that, as of the Effective Date (unless otherwise specifically provided), except as disclosed in the disclosure schedule dated the date hereof and delivered by the Sellers and Parent to the Buyer and Alloy simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate and an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections

EXECUTION COPY
specified for such item; provided, however, that any item that is disclosed in a particular section or subsection of the disclosure schedule shall be deemed to be disclosed and incorporated into any other section or subsection of the disclosure schedule where such disclosure would be otherwise appropriate to the extent that it is reasonably apparent from the statement disclosed that it qualifies or otherwise applies to such other section or subsection) (the "DISCLOSURE SCHEDULE"):

         (a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Each of the Sellers (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and
(iii) is duly qualified and in good standing to do business in those jurisdictions listed in Section 3.1(a) of the Disclosure Schedule and in all other jurisdictions where the failure to be so qualified and in good standing would have, either individually or in the aggregate, a material adverse effect on the Company or either of the Subsidiaries or any of their respective businesses, properties, condition (financial or otherwise), assets, liabilities, operations, results of operations, prospects or affairs (each, a "MATERIAL ADVERSE EFFECT"). The Company has delivered to Alloy true and complete copies of the Certificates of Incorporation and by-laws of the Company and each Subsidiary, in each case as amended to the date hereof. Section 3.1(a) of the Disclosure Schedule sets forth a true and complete list of the names, addresses and titles of the directors and officers of the Company and each Subsidiary. For purposes hereof, the term "CERTIFICATE OF INCORPORATION" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

         (b) SUBSIDIARIES; EQUITY INVESTMENTS. Except for the Subsidiaries, all of the outstanding capital stock of which is owned solely by the Company, neither the Company nor either Subsidiary has had at any time since April 1, 2000, nor does it currently have, any subsidiaries, nor has it owned at any time since April 1, 2000, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any Person.

         (c)      CAPITAL STOCK; SECURITIES.

                  (i) The authorized capital stock of the Company consists solely of 1,000 shares of common stock, $0.01 par value per share, of which 100 are issued and outstanding (the "COMPANY COMMON STOCK"). All outstanding shares of Company Common Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by Parent, free and clear of all Encumbrances.

                  (ii) The authorized and outstanding capital stock of each Subsidiary is as set

EXECUTION COPY
         forth in Section 3.2(c)(ii) of the Disclosure Schedule (the "SUBSIDIARY STOCK"). All outstanding shares of Subsidiary Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Company, free and clear of all Encumbrances.

                  (iii) There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) obligating the Company or either of the Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of their respective capital stock or other securities or obligating the Company or either of the Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or either of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of the Company or either Subsidiary. There are no stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or either of the Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company or a Subsidiary based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby). Neither the Company nor either Subsidiary is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person.

         (d) AUTHORITY; NO CONSENTS. Each Seller has all requisite power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller of this Agreement and each of the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been, as of the date hereof, duly and validly authorized by all necessary corporate action on the part of such Seller. This Agreement has been, and each of the Related Agreements to which any Seller is a party, as of the Closing Date will be, duly and validly executed and delivered by the Company or such Seller and constitute, as of the date hereof and as of the Closing Date, the legal, valid and binding obligations of the Company or such Seller, enforceable against the Company or such Seller in accordance with their respective terms, as the case may be. Except as set forth in Section 3.1(d) of the Disclosure Schedule, neither the execution, delivery or performance by any Seller of this Agreement or any of the Related Agreements to which it is a party nor the consummation by any Seller of the transactions contemplated hereby or thereby nor compliance by any Seller with any provision hereof or thereof will (i) in any material respect (A) conflict with, (B) result in any violation of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result

EXECUTION COPY
in the creation of any Encumbrance on or against any assets, rights or property of the Company, Parent or either Subsidiary under any term, condition or provision of (x) any Contract to which the Company, Parent or either Subsidiary is a party, or by which the Company, Parent or either Subsidiary, or any of their respective properties, assets or rights, may be bound or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("GOVERNMENTAL AUTHORITY") applicable to the Company, Parent or either Subsidiary or any of their respective properties, assets or rights or
(ii) conflict with or result in any violation of Certificate of Incorporation or by-laws of the Company, Parent or either Subsidiary or result in the creation of any Encumbrance on any of the Acquired Assets. Except as set forth in Section 3.1(d) of the Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by any Seller of this Agreement or any of the Related Agreements or the consummation by any Seller of the transactions contemplated hereby or thereby. As used in this Agreement, the term "ENCUMBRANCES" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money. As used in this Agreement, the term "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, business or other trust or unincorporated organization or other legal entity.

         (e) FINANCIAL STATEMENTS. Set forth in Section 3.1(e) of the Disclosure Schedule are true and correct copies of (collectively, the "FINANCIAL STATEMENTS"):

                  (i) the consolidated balance sheet of the Company and the Subsidiaries (the "INTERIM BALANCE SHEET") as of March 31, 2003 (the "INTERIM BALANCE SHEET DATE") and the related consolidated statements of income, cash flow and stockholders' equity for the three-month period then ended (collectively with the Interim Balance Sheet; the "2003 INTERIM FINANCIAL STATEMENTS");

                  (ii) the consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2002 and the related consolidated statements of income, cash flow and stockholders' equity for the twelve-month period then ended (collectively, the "2002 INTERIM FINANCIAL STATEMENTS" and, together with the 2003 Interim Financial Statements, the "INTERIM FINANCIAL STATEMENTS"); and

                  (iii) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2001, and the related consolidated audited statements of income, cash flow and stockholders' equity for the period June 25, 2001 through December 31, 2001 (including complete footnotes thereto and together with supporting schedules), prepared by Parent's independent public accountants, and accompanied by a copy of such accountant's opinion dated March 29, 2002.

         The Financial Statements have been prepared in accordance with U.S. generally accepted

EXECUTION COPY
accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the consolidated financial condition, results of operations and cash flows of the Company and the Subsidiaries and of the Business as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries; provided, however, that the Interim Financial Statements are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes. Since December 31, 2002, there has been no change in the assets, liabilities or financial condition of the Company, either of the Subsidiaries or the Business from that reflected in the 2002 Interim Financial Statements except for changes in the Ordinary Course of Business and which have not been material or adverse. The Company has disclosed to Alloy the basis of accounting for affiliated transactions. None of the letters of representation from the Company, Parent or either of the Subsidiaries or their attorneys delivered to the accountants in connection with the preparation of the Financial Statements or the management letters from the accountants of the Company, Parent or either Subsidiary relating to the Company, the Subsidiaries or the Business contain any fact or information not specifically disclosed in Section 3.1(e) of the Disclosure Schedule that could, either individually or in the aggregate, have a Material Adverse Effect.

         (f) ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 3.1(f) of the Disclosure Schedule, since December 31, 2002, the Company and the Subsidiaries have been operated only in the Ordinary Course of Business, and there has not been:

                  (i) any write-down in the value of any of the assets or properties of the Company or the Subsidiaries, other than depreciation consistent with past practices;

                  (ii) any voluntary or involuntary sale, assignment, license or other disposition, of any kind, of any asset or property of the Company or either Subsidiary, except for the sale of inventory in the Ordinary Course of Business or the disposition of worn-out, outdated or obsolete furniture, fixtures and equipment consistent with past practice;

                  (iii) any Encumbrance imposed or created on any of the assets or properties of the Company or either Subsidiary, other than Encumbrances (i) for Taxes and other governmental charges and assessments that are not yet due and payable or that are being contested in good faith and are disclosed in Section 3.1(f) of the Disclosure Schedule and (ii) of carriers, warehousemen and materialmen and other similar Encumbrances;

                  (iv) to the knowledge of the Sellers and Parent, any change, event, development, damage or circumstance affecting the Company, either Subsidiary or the Business which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect;

                  (v) any damage, destruction or loss of any of the assets or properties of the Company or either Subsidiary by fire or other casualty, whether or not covered by insurance;

                  (vi) any material change in the manner in which the Company or either

EXECUTION COPY

         Subsidiary extends discounts or credits to customers or otherwise deals with customers or any change in its commission structure or policies;

                  (vii) any sale, transfer, assignment, termination, modification or amendment of any Contract to which the Company or either Subsidiary was or is a party, except for terminations, modifications or amendments made in the Ordinary Course of Business and which would not, either individually or in the aggregate, have a Material Adverse Effect;

                  (viii) any written or, to the knowledge of the Sellers and Parent, oral notice to the Company, Parent or either Subsidiary that any Contract to which the Company or either Subsidiary is a party has been breached, repudiated or terminated or will be breached, repudiated or terminated;

                  (ix) except in the Ordinary Course of Business, or otherwise as necessary to comply with any applicable minimum wage law, any increase in the salary or other compensation of any Business Employee, or any increase in or any addition to other benefits to which any Business Employee may be entitled;

                  (x) any extraordinary compensation, bonus or distribution to the Company or either Subsidiary;

                  (xi) any failure to pay or discharge when due (or within forty-five (45) days of becoming due) any Liabilities of the Company or either Subsidiary;

                  (xii) any change in any of the accounting principles adopted by the Company, Parent or either Subsidiary, or any change in the Company's, Parent's or either Subsidiary's policies, procedures or methods with respect to applying such principles;

                  (xiii) any transaction or Contract entered into, or Liability created, assumed, guaranteed or incurred, by or involving the Company or any Subsidiary outside the Ordinary Course of Business or involving an amount in excess of $50,000;

                  (xiv) any termination of any officer of the Company or either Subsidiary or other employee of any Seller whose compensation on an annualized basis is at least $75,000 or whose position with such Seller is a department head or senior thereto (each, a "KEY EMPLOYEE") or, to the knowledge of the Sellers and Parent, any expression of intention by any such officer or Key Employee to terminate their employment;

                  (xv) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company or either Subsidiary, any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company or either Subsidiary or any other payment or distribution to any stockholder of the Company or either Subsidiary (other than a payment by a Subsidiary to the Company) or any Affiliate of any such stockholder;

EXECUTION COPY

                  (xvi) any cancellation or forfeiture of any material debts or claims of the Company or either Subsidiary or otherwise related to the Business or any waiver of any rights of material value to the Company or either Subsidiary or otherwise related to the Business;

                  (xvii) any issuance by the Company or either Subsidiary of any shares of its capital stock or debt security or any security, right, option or warrant convertible into or exercisable or exchangeable for any shares of its capital stock or debt security;

                  (xviii) any write-off of any accounts receivable or notes receivable of the Company or either Subsidiary or any portion thereof in excess of $5,000 individually or $25,000 in the aggregate;

                  (xix) any loan, advance or capital contribution to or investment in any Person or the engagement in any transaction with any employee, officer, director or securityholder of the Company, Parent or either Subsidiary, other than the payment of normal wages and salaries to employees in the Ordinary Course of Business and advances to employees in the Ordinary Course of Business for travel and similar business expenses and consistent with past practice; or

                  (xx) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company, Parent or either Subsidiary to take any of the actions specified in this Section 3.1(f).

         (g) UNDISCLOSED LIABILITIES. Neither the Company nor either of the Subsidiaries has any liabilities, whether absolute or contingent, liquidated or unliquidated, known or unknown, or due or to become due (each, a "LIABILITY"), except for (i) Liabilities shown on the Interim Balance Sheet, (ii) Liabilities which have arisen since the Interim Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the Liabilities which arose during the comparable period of time in the immediately preceding fiscal period, (iii) contractual and other Liabilities incurred in the Ordinary Course of Business to be performed within one year after the Closing, which have an aggregate value of less than $50,000 and which are not required by GAAP to be reflected on a balance sheet and (iv) Liabilities set forth in Section 3.1(g) of the Disclosure Schedule.

         (h)      TAX MATTERS.

                  (i) For purposes of this Agreement, the following terms shall have the following meanings: "TAX" or "TAXES" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits,

EXECUTION COPY
         customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. "TAX RETURNS" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes and any amendment thereof. "AFFILIATED GROUP" means a group of corporations with which the Company or any Subsidiary has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns. "AFFILIATED GROUP TAX RETURN" means any Tax Return in which the Company or any Subsidiary has joined (or is required to join) with any other corporation. "AFFILIATED PERIOD" means any taxable period for which an Affiliated Group Tax Return was or is required to have been or be filed.

                  (ii) The Company and the Subsidiaries have filed on a timely basis all Tax Returns (including Affiliated Group Tax Returns) that are required to have been filed with respect to any of them, and all such Tax Returns were complete and accurate in all material respects. Neither the Company nor any Subsidiary has joined or is required to have joined in any Affiliated Group Tax Return with respect to any Affiliated Period other than (x) an Affiliated Group consisting solely of the Company and the Subsidiaries or (y) for periods from and after June 25, 2001, the Affiliated Group of which Parent is the common parent. The Company and the Subsidiaries have paid on a timely basis all Taxes that were due and payable and each member of an Affiliated Group has paid all Taxes that were due and payable with respect to all Affiliated Periods. The unpaid property taxes of the Company and the Subsidiaries for tax periods through the Effective Date do not exceed the accruals and reserves for property taxes set forth on the Interim Balance Sheet. Neither the Company nor any Subsidiary has any actual or potential Liability for any Tax obligation of any taxpayer other than the Company and the Subsidiaries. All Taxes that the Company or either Subsidiary is or was required by law to have withheld or collected have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority.

                  (iii) The Company has delivered to Alloy complete and accurate copies of all state income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or either Subsidiary requested in writing by Alloy. The Company has delivered to Alloy complete and accurate copies of all other Tax Returns of the Company and the Subsidiaries, together with all related examination reports and statements of deficiency for all periods requested in writing by Alloy and complete and accurate copies of the portions of all other Tax Returns, examination reports and statements of deficiency assessed against or agreed to with respect to any member of an Affiliated Group relating to the activities of the Company or a Subsidiary for all Affiliated Periods requested in writing by Alloy. To the knowledge of the Sellers and Parent, no examination or audit of any Tax Return of the Company or either Subsidiary or Affiliated Group Tax Return by any Governmental Authority is currently in progress or threatened or contemplated. Neither the Company, Parent nor either

EXECUTION COPY

         Subsidiary has been informed by any jurisdiction that such jurisdiction believes that the Company or either Subsidiary was required to file any Tax Return that was not filed which was not thereafter filed. Neither the Company nor either Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which has continuing effect.

                  (iv) Neither the Company nor either Subsidiary: (A) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that would be treated as an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE") (without regard to Section 280G(b)(4) of the Code) in connection with the transactions contemplated hereunder; (B) has any actual or potential Liability for any Taxes of any Person (other than the Company and the Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (C) is a party to, bound by, or obligated under any Tax allocation, Tax sharing or Tax indemnity agreement (other than this Agreement).

                  (v) To the knowledge of the Sellers and Parent, there are no proposed or actual assessments, audits, examinations or disputes as to Taxes of any nature relating to the Company or either Subsidiary that have not been finally resolved with all amounts due with respect thereto fully paid.

                  (vi) There are no liens or other Encumbrances with respect to Taxes upon any of the assets or properties of the Company or either Subsidiary, other than with respect to Taxes not yet due and payable.

         (i)      ASSETS; OPERATION OF THE BUSINESS.

                  (A) Each Seller has good and valid title to all of the Acquired Assets owned, used or possessed by it free and clear of all Encumbrances of any kind or nature, except as set forth in Section 3.1(i) of the Disclosure Schedule.

                  (B) All tangible assets owned or leased by the Company or either Subsidiary are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used. All tangible assets reflected on the Interim Balance Sheet or acquired after the Interim Balance Sheet Date are owned exclusively by the Company or a Subsidiary and, except as set forth in Section 3.1(i) of the Disclosure Schedule, no asset of the Company or either Subsidiary (tangible or intangible) is subject to any Encumbrance or equipment lease. All of the tangible assets of the Company and the Subsidiaries are located in Bethesda, Maryland; Chambersberg, Pennsylvania; Trenton, New Jersey or Dalton, Georgia.

                  (C) The Acquired Assets constitute all assets used in the operation of the

EXECUTION COPY

         Business and include all assets (tangible and intangible), properties, interests in properties, rights, leases, licenses and other Contracts necessary to enable the Company and the Subsidiaries to carry on the Business in the manner as presently conducted or presently proposed to be conducted (it being understood that Pare provides services related to human resources and legal matters) and neither Parent nor any Affiliate of Parent holds any right, title or interest in or to any asset (tangible or intangible), property, interest in property, right, lease, license or other Contract used in connection with or related to the operation of the Business. Except as set forth in Section 3.1(i)(C) of the Disclosure Schedule, since June 25, 2001, the Business has been operated exclusively by the Company and the Subsidiaries and no part of the Business has been operated by or through any Person, division or business unit other than the Company and the Subsidiaries. Parent hereby acknowledges and agrees that, for the avoidance of doubt, the Company owns exclusively all right, title and interest in and to the Contracts listed in Section 3.1(i)(C) of the Disclosure Schedule.

         (j) OWNED REAL PROPERTY. Neither the Company nor either Subsidiary owns, nor has it or any of its predecessors entities owned at any time since January 1, 1997, any real property.

         (k) REAL PROPERTY LEASES. Section 3.1(k) of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Subsidiary (and lists each lease and sublease with respect thereto) and lists the base term of such lease and the base rent payable thereunder. Except as set forth in Section 3.1(k) of the Disclosure Schedule, there is no other real property used in connection with the operation of the Business. The Company has delivered to Alloy complete and accurate copies of the leases and subleases (each as amended to date) listed in Section 3.1(k) of the Disclosure Schedule. With respect to each lease and sublease listed in Section 3.1(k) of the Disclosure Schedule: (i) each such lease or sublease is legal, valid, binding, enforceable and in full force and effect; (ii) except as set forth in Section 3.1(k) of the Disclosure Schedule, each such lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; (iii) except as set forth in Section 3.1(k) of the Disclosure Schedule, neither the Company nor either Subsidiary nor, to the knowledge of the Sellers and Parent, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Sellers and Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or either Subsidiary or, to the knowledge of the Sellers and Parent, any other party under such lease or sublease; (iv) neither the Company nor either Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any leasehold or subleasehold; and (v) neither any Seller nor Parent is aware of any Encumbrance, easement, covenant or other restriction applicable to the real property subject to any such lease or sublease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto.

EXECUTION COPY

         (l)      INTELLECTUAL PROPERTY.

                  (i) Each of the Company and the Subsidiaries owns or has the right to use all Intellectual Property (as defined below) necessary
         (i) to use, manufacture, market and distribute the products developed, manufactured, marketed, sold or licensed, and to provide the services provided, by the Company or a Subsidiary to other parties (together, the "CUSTOMER DELIVERABLES") or (ii) to operate the internal systems, including, without limitation, computer hardware systems, software applications and embedded systems (the "INTERNAL SYSTEMS"), of the Company and the Subsidiaries that are material to the operation of the Business (the Intellectual Property owned by or licensed to the Company and the Subsidiaries and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "SELLER INTELLECTUAL PROPERTY"). Each of the Company and the Subsidiaries has taken all reasonable measures to protect the proprietary nature of each item of Seller Intellectual Property, and to maintain in confidence all trade secrets and confidential information that it owns or uses. Except as set forth in Section 3.1(l)(i) of the Disclosure Schedule, each item of Seller Intellectual Property will be owned or available for use by the Buyer immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. To the knowledge of the Sellers and Parent, (A) no other Person (including Parent and its Affiliates) has any rights to any of the Seller Intellectual Property owned by (and not licensed to) the Company or either Subsidiary (except pursuant to agreements or licenses specified in Section 3.1(l) of the Disclosure Schedule), and (B) no other Person is infringing, violating or misappropriating any of the Seller Intellectual Property that is owned by (and not licensed to) the Company or any Subsidiary. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all (i) patents and patent applications ("Patents"), (ii) copyrights and registrations thereof ("COPYRIGHTS"), (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, databases and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor ("TRADEMARKS") and
         (vii) other proprietary rights relating to any of the foregoing.
         Section 3.1(l) of the Disclosure Schedule lists all patents, patent applications, copyright registrations or applications therefor, mask work registrations or applications therefor, trademarks, service marks and domain names and registrations or application therefor and trade names of the Company or either Subsidiary.

                  (ii) None of the Customer Deliverables (other than third party materials incorporated in or bundled with the Customer Deliverables), or the marketing, distribution, provision, use or, to the Sellers' and Parent's knowledge, the development thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any Person. To the Sellers' and Parent's knowledge, none of the third party materials incorporated in or bundled with the Customer Deliverables, or the

EXECUTION COPY
         marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any Person. To the Sellers' and Parent's knowledge, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any Person. Section 3.1(l)(ii) of the Disclosure Schedule lists all complaints, claims and notices, or threats thereof, received by the Company, Parent or either Subsidiary alleging any such infringement, violation or misappropriation; and the Company and Parent have provided to Alloy complete and accurate copies of all written documentation in the possession of the Company, Parent or either Subsidiary relating to any such complaint, claim, notice or threat. The Company and Parent have provided to Alloy complete and accurate copies of all written documentation in the possession of the Company, Parent or either Subsidiary relating to claims or disputes known to the Company or Parent concerning any Seller Intellectual Property.

                  (iii) Section 3.1(l)(iii)(1) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company or a Subsidiary has licensed, distributed or otherwise granted any rights to any third party with respect to, any Customer Deliverable or Seller Intellectual Property.
         Section 3.1(l)(iii)(2) of the Disclosure Schedule identifies each item of Seller Intellectual Property that is owned by a party other than the Company or a Subsidiary, and the license or agreement pursuant to which the Company or a Subsidiary uses it (excluding off-the-shelf software programs licensed by the Company or a Subsidiary pursuant to "shrink wrap" licenses or other widely used commercially available software that is not material to the business of the Company and its Subsidiaries). The Company has delivered to Alloy a complete and accurate copy of each license or agreement (as amended to date) listed in Sections 3.1(l)(iii) of the Disclosure Schedule. With respect to each license or agreement so listed: (i) the license or agreement is legal, valid, binding and enforceable and in full force and effect;
         (ii) the license or agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor either Subsidiary nor, to the knowledge of the Sellers and Parent, any other party, is in material breach or violation of, or default under, any such license or agreement, and to the knowledge of the Sellers and Parent, no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by the Company or either Subsidiary or any other party under such license or agreement. Except as set forth in Section 3.1(l)(iii) of the Disclosure Schedule, no consent of, or notice to, any third party is required under any such Contract as a result of or in connection with, and the enforceability of any such license or agreement will not be affected in any manner by, the execution, delivery and performance of the this Agreement or any Related Agreement, or the transactions contemplated hereby or thereby.

                  (iv) Neither the Company, Parent nor either Subsidiary has disclosed the source code for any of the software owned by the Company or a Subsidiary (the "SOFTWARE") or other confidential information constituting, embodied in or pertaining to

EXECUTION COPY
         the Software to any Person, except pursuant to the agreements listed in
         Section 3.1(l)(iv) of the Disclosure Schedule, and the Company, Parent and each Subsidiary has taken reasonable measures to prevent disclosure of such source code. No such source code to the Software is currently held in escrow.

                  (v) All of the copyrightable materials (including Software) (other than third party materials) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company or a Subsidiary within the scope of their employment by the Company or a Subsidiary or by independent contractors of the Company or a Subsidiary who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company or a Subsidiary. The Company or a Subsidiary has the right to distribute all third party copyrighted materials incorporated in or bundled with the Customer Deliverables. No portion of such copyrightable materials was jointly developed with any third party.

                  (vi) To the knowledge of the Sellers and Parent, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

                  (vii) Section 3.1(l)(vii) of the Disclosure Schedule sets forth the Company's and each Subsidiary's Internet privacy policy.

                  (viii) The Seller Intellectual Property includes all databases used by any of the Sellers in connection with the operation of the Business (the "DATABASES"). The Databases contain the names of current, former and potential customers of the Business and Personally Identifiable Information related thereto, including, without limitation, the names of all current customers and potential customers of the Business (and Personally Identifiable Information related thereto) currently used in the operation of the Business. Following the Effective Date, the Databases will have at least the same functionality for the Buyer as exists for the Sellers prior to the Effective Date. Neither the Company nor either of the Subsidiaries has, during the past eighteen (18) months, sold, assigned, leased, transferred, permitted the use of or otherwise disclosed to any Person any information contained in any of the Databases, including any Personally Identifiable Information, and all information contained in the Databases has been collected, used and maintained in accordance with all applicable privacy laws. The Company and each of the Subsidiaries have the right to sell and assign all of their rights in and to the Databases and all information contained therein pursuant to the terms of this Agreement, and such sale and assignment will not violate any privacy policy applicable to any Personally Identifiable Information contained therein at the time it was collected. For purposes hereof, the term "PERSONALLY IDENTIFIABLE INFORMATION" means information that can be used to identify or contact consumers, including, by way of illustration, their first and last name, physical address, e-mail address, Social Security number or telephone number.

         (m) INVENTORY. Section 3.1(m) of the Disclosure Schedule lists all inventory of the Company and the Subsidiaries as of the Interim Balance Sheet Date. All inventory of the

EXECUTION COPY

Company and the Subsidiaries, whether or not reflected on the Interim Balance Sheet, is owned exclusively by the Company and the Subsidiaries (and there is no inventory otherwise attributable to the Business which is not owned exclusively by the Company or a Subsidiary) and consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Interim Balance Sheet. All inventories not written-off have been priced at the lower of cost or market value on a first-in, first-out basis. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, are not excessive in the present circumstances of the Company and the Subsidiaries (it being understood that for purposes of this Section 3.1(m), any inventory of the Company and the Subsidiaries with a value as of the date hereof in excess of $150,000 in the aggregate not sold within one year after the Effective Date shall be deemed to be excessive).

         (n) CONTRACTS. Section 3.1(n) of the Disclosure Schedule sets forth a true and complete list of all written and oral contracts, agreements, licenses, leases, arrangements, commitments and other instruments, and all amendments, modifications and supplements thereto (collectively, "CONTRACTS") to which the Company or a Subsidiary is a party or bound and not made in the Ordinary Course of Business, or made in the Ordinary Course of Business and referred to below, and, with respect to any oral Contract, provides a description of the terms of such Contract. Except as set forth in Section 3.1(n) of the Disclosure Schedule, neither the Company nor either Subsidiary is a party to or bound by any Contract, whether written or oral, formal or informal, described below:

                  (i) any Contract (or group of related Contracts) for the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum or having a remaining term longer than twelve (12) months;

                  (ii) any Contract (or group of related Contracts) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) involves the payment to or by the Company or either Subsidiary in excess of $25,000, (C) to which any college, university, educational institution or organization affiliated therewith is a party, or (D) in which the Company or either Subsidiary had granted "most favored nation" pricing or other provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                  (iii) any Contract establishing a partnership or joint venture or any other Contract for the sharing of profits;

                  (iv) any Contract (or group of related Contracts) under which the Company or either Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money, under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) capitalized lease obligations or under which it has imposed (or may impose) an Encumbrance on any

EXECUTION COPY
         of the Company's or either Subsidiary's assets, tangible or intangible;

                  (v)      any Contract concerning confidentiality;

                  (vi)     any contract concerning noncompetition;

                  (vii) any employment, consulting, independent contractor or similar Contract;

                  (viii) any Contract involving any officer, director or stockholder of the Company, either Subsidiary or any Affiliate thereof;

                  (ix) any Contract (or group of related Contracts) under which any Affiliate of the Company or either Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money of the Company or either Subsidiary, under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) capitalized lease obligations of the Company or either Subsidiary or under which any Affiliate has imposed (or may impose) an Encumbrance on any of the Company's or either Subsidiary's assets, tangible or intangible;

                  (x) any Contract under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect;

                  (xi) any Contract which contains any provisions requiring the Company or either Subsidiary to indemnify any other party thereto;

                  (xii) any other Contract (or group of related Contracts) either involving the payment to or by the Company or either Subsidiary in excess of $25,000 individually or $50,000 in the aggregate;

                  (xiii) any Contract relating to the sale of linens and the rate of commission to be paid by the Company and either Subsidiary thereunder; or

                  (xiv) any Contract (or group of related Contracts) for capital expenditures in excess of $25,000 individually or $50,000 in the aggregate.

         Section 3.1(n) of the Disclosure Schedule also sets forth a list of each Contract of which any Seller or Parent has knowledge to which the Company or either Subsidiary, or any predecessor thereof, has been a party in the last three (3) years pursuant to which any such party has acquired or disposed of any assets, properties or rights (whether by sale of assets, sale of stock, merger, consolidation, reorganization or otherwise) and all Contracts related thereto and each Contract to which Parent has been a party which Contract relates to the Business, the Company or either of the Subsidiaries, or any of their respective assets, properties or rights.

         The Company has delivered to Alloy a complete and accurate copy of each Contract (as amended to date) listed in Sections 3.1(n) of the Disclosure Schedule or in Schedule 1.1(a)

EXECUTION COPY
hereof. With respect to each Contract so listed: (i) the Contract is legal, valid, binding and enforceable and in full force and effect; (ii) except as set forth in Section 3.1(n) of the Disclosure Schedule, the Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) except as set forth in
Section 3.1(n) of the Disclosure Schedule, neither the Company, nor either Subsidiary nor, to the knowledge of the Sellers and Parent, any other party, is in material breach or violation of, or default under, any such Contract, and to the knowledge of the Sellers and Parent, no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by the Company or either Subsidiary or any other party under such Contract. Except as set forth in
Section 3.1(n) of the Disclosure Schedule, no consent of, or notice to, any third party is required under any such Contract as a result of or in connection with, and the enforceability of any such Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or any Related Agreement, or the transactions contemplated hereby or thereby.

         (o) ACCOUNTS RECEIVABLE. All accounts receivable of the Company or either of the Subsidiaries reflected on the Interim Balance Sheet are valid and enforceable receivables arising in the Ordinary Course of Business subject to no setoffs or counterclaims and are current and fully collectible without resort to litigation (within 120 days after the date on which it first became due and payable), subject to any allowances for doubtful accounts set forth in the Interim Balance Sheet. All accounts receivable of the Company or either of the Subsidiaries that have arisen since the Interim Balance Sheet Date are valid and enforceable receivables subject to no setoffs or counterclaims and are fully collectible without resort to litigation (within 120 days after the date on which it first became due and payable). There are no outstanding notes receivable of the Company or either of its Subsidiaries and there are no outstanding accounts receivable which have arisen from the operation of the Business that are payable to any Person other than the Company or a Subsidiary.

         (p) ACCOUNTS PAYABLE AND ACCRUED EXPENSES; COMMISSION PAYMENTS. Except as set forth in Section 3.1(p) of the Disclosure Schedule, all accounts payable and accrued expenses of the Company or a Subsidiary to third parties as of the Effective Date will have arisen in the Ordinary Course of Business, and, except as set forth in Section 3.1(p) of the Disclosure Schedule, there is no such account payable or accrued expense delinquent in its payment, except those contested by the Company or a Subsidiary in good faith and which are disclosed in Section 3.1(p) of Disclosure Schedule. As of the Effective Date, all commission and similar payments due by the Company or either Subsidiary resulting from the sale of products or services by the Company or such Subsidiary prior to the Effective Date shall have been timely paid in the Ordinary Course of Business. There are no outstanding notes payable by the Company or either of its Subsidiaries.

         (q) POWERS OF ATTORNEY; BANK ACCOUNTS. There are no outstanding powers of attorney executed on behalf of the Company or either Subsidiary.
Section 3.1(q) of the Disclosure Schedule sets forth a true, complete and correct list of each bank account, money market account, investment account, other deposit account, lockbox and safe-deposit maintained

EXECUTION COPY
by the Company or either Subsidiary, the account or box numbers thereof, the names and addresses of all banks or other financial institutions in which the Company or either Subsidiary has any such account or deposit or lockbox or safe-deposit box, with the names of all persons authorized to draw on such accounts or deposits or to have access to such boxes.

         (r) INSURANCE. Section 3.1(r) of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or either Subsidiary is a party, by which any of its assets or properties are subject or which otherwise relate to the Business, specifying for each such policy the insurer, the owner, the beneficiaries, the amount of coverage, the type of coverage and the policy number. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid and neither the Company, Parent nor either Subsidiary is liable for retroactive premiums or similar payments, and the Company, Parent and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Company and Parent have no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Section 3.1(r) of the Disclosure Schedule describes all claims made under any workers' compensation policy applicable to the Company or either Subsidiary (or any of their respective predecessors) or relating to the Business since June 25, 2001.

         (s) LITIGATION. Except as set forth in Section 3.1(s) of the Disclosure Schedule, there are no (i) actions, suits, proceedings, claims, arbitrations or, to the Sellers' and Parent's knowledge, investigations, by or before any Governmental Authority or arbitrator (each, an "ACTION") pending or, to the Sellers' and Parent's knowledge, threatened against the Company or either Subsidiary, involving any of their respective properties, assets or businesses or otherwise relating to the Business, (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or either Subsidiary, involving any of their respective properties, assets or businesses or otherwise relating to the Business or (iii) material disputes with customers or vendors of the Company or either Subsidiary or otherwise involving the Business. There are no Actions pending or threatened by the Company or either Subsidiary against any other Person.

         (t) WARRANTIES. No product or service developed, manufactured, sold, leased, licensed or delivered by the Company or either Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) as set forth in the agreements listed in Section 3.1(t) of the Disclosure Schedule and (ii) manufacturers' warranties for which neither the Company nor either Subsidiary has any Liability. Section 3.1(t) of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and neither the Sellers nor Parent know of any reason why such expenses as a percentage of sales should significantly increase during the twelve (12) months following the Closing.

EXECUTION COPY

         (u)      EMPLOYEES.

                  (i) Section 3.1(u)(i)(1) of the Disclosure Schedule identifies all employees, consultants and independent contractors employed or engaged by the Company or a Subsidiary (the "BUSINESS EMPLOYEES") and sets forth each such individual's: (A) rate of pay or annual compensation (including actual or potential bonus payments), (B) name of legal employer and job title, (C) state of employment or engagement, (D) date of hire or engagement, (E) annual vacation and sick time allowance as of April 22, 2003 and (F) accrued vacation and sick time as of the Effective Date. Other than the Business Employees, there is no other employee, consultant or independent contractor employed or engaged by the Company, either Subsidiary, Parent or any of their respective Affiliates who performs services on behalf of or provides services to the Company or either Subsidiary or who perform services that are related to the Business.

                  (ii) Except as set forth in Section 3.1(u)(ii) of the Disclosure Schedule, each Business Employee has entered into a non-disclosure and confidentiality agreement with the Company, true and complete copies of which have previously been delivered to Alloy.
         Section 3.1(u)(i)(1) of the Disclosure Schedule also identifies all Business Employees who are a party to a non-competition agreement with the Company or either Subsidiary, and the Company has previously delivered true and complete copies of all such agreements to Alloy.

                  (iii) Except as set forth in Section 3.1(u)(iii) of the Disclosure Schedule, there are no employment, consulting, independent contractor, severance pay, continuation pay, termination or indemnification Contracts between the Company or a Subsidiary and any current or former stockholder, officer, director, employee, consultant or independent contractor. No such Contract will, as a direct or indirect result of the transactions contemplated hereby, either require any payment by the Buyer, the Company or either Subsidiary or any consent or waiver from any stockholder, officer, director, employee, consultant or independent contractor, or result in any change in the nature of any rights of any stockholder, officer, director, employee, consultant or independent contractor, including, but not limited to, any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits or additional or accelerated vesting. No individual will as a direct or indirect result of the transactions contemplated hereby, accrue or receive additional benefits, service or accelerated rights to payments under any Employee Benefit Plan, including the right to receive any parachute payment, as defined in
         Section 280G of the Code, or become entitled to severance, termination allowance or similar payments that could result in the payment of any such benefits or payments.

                  (iv) Except as set forth in Section 3.1(u)(iv) of the Disclosure Schedule, (A) neither the Company nor either Subsidiary is or will be delinquent in payments to any of the Business Employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or through the Effective Date or amounts required to be reimbursed to such Business Employees,
         (B) upon termination of

EXECUTION COPY
         the employment or engagement of any such Business Employees, neither the Buyer, Alloy, the Company or the Subsidiaries will by reason of anything done prior to the Closing be liable to any of such Business Employees for so-called "severance pay" or any other payments other than those that may be required by the Company or a Subsidiary pursuant to applicable law, (C) there is no unfair labor practice complaint against the Company or either Subsidiary pending before the National Labor Relations Board or any other Governmental Authority, and none of the Company's or the Subsidiaries' employment policies or practices is currently being audited or investigated by any Federal, state or local Government Authority, (D) there is no labor strike, dispute, claim, charge, lawsuit, proceeding, labor slowdown or stoppage pending or, to the knowledge of the Sellers and Parent, threatened against or involving the Company or either Subsidiary, (E) no labor union has taken any action with respect to organizing any of the Business Employees, (F) neither the Company nor either Subsidiary is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes, and (G) neither any officer of any Seller nor any Key Employee has informed any officer of the Company, Parent or either Subsidiary in writing that such person will terminate his or her employment or engagement within the next one hundred eighty (180) days.

                  (v) Neither the Company or either Subsidiary nor, to the knowledge of the Sellers and Parent, any Business Employee, is in violation of any term of any employment, consulting, independent contractor, non-disclosure, non-competition, inventions assignment or any other Contract relating to the relationship of such Business Employee with the Company, either Subsidiary or any other Person. All individuals considered by the Company or either Subsidiary to be independent contractors are, and could only be reasonably considered to be, in fact "independent contractors" and are not "employees" or "common law employees" for tax, benefits, wage, labor or any other legal purpose.

                  (vi) Section 3.1(u)(vi) of the Disclosure Schedule sets forth a list of all Business Employees who hold a temporary work authorization, including without limitation, H-1B, F-1 or J-1 visas or work authorizations (the "WORK PERMITS"), setting forth the name of the employees, the type of Work Permit and the length of time remaining on such Work Permit. With respect to each Work Permit, all of the information that the Company, Parent or either Subsidiary provided to the Department of Labor ("DOL") and the Immigration and Naturalization Service (the "INS") in the application for such Work Permit was true and complete in all material respects at the time of filing and as of the date hereof, and the Company, Parent and each Subsidiary complied in all material respects at the time of filing and as of the date hereof, and the Company, Parent and each Subsidiary complied in all material respects with all applicable laws and regulations, including without limitation the laws and regulations of the DOL and the INS with respect to obtaining the Work Permits. The Company, Parent and each Subsidiary has received the appropriate notice of approval from the INS with respect to each such Work Permit. Neither the Company, Parent nor either Subsidiary has received any notice from the INS or any other Governmental Authority that any Work

EXECUTION COPY

         Permit has been revoked. There is no Action pending or, to the knowledge of the Sellers or Parent, threatened, to revoke or adversely modify the terms of any of the Work Permits.

                  (vii) To the knowledge of the Sellers and Parent, no current Key Employee of the Company, Parent or either Subsidiary has been or is currently a consultant to, an investor in or employed by, and, to the knowledge of the Sellers and Parent, has no intention to seek employment with, any competitor of the Company or either Subsidiary.

         (v)      EMPLOYEE BENEFITS.

                  (i) Section 3.1(v)(i) of the Disclosure Schedule contains a complete and accurate list of (or in the case of non-written plans or arrangements, descriptions of) each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and each other written or oral plan, agreement or arrangement involving direct or indirect compensation or benefits, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, which is sponsored, maintained or contributed to by the Company or any ERISA Affiliate, whether terminated or not, with respect to which the Company or either Subsidiary could have any direct or indirect Liability or in which any Business Employee participates or may be eligible to participate (each, an "EMPLOYEE BENEFIT PLAN").

                  (ii) The Company, Parent and each Subsidiary have complied in all material respects in the administration and operation of each Employee Benefit Plan, with the terms of any such plan and the requirements of applicable law (including without limitation ERISA and the Code and the regulations thereunder) and there are no claims pending (other than routine claims for benefits) or threatened against any Employee Benefit Plan or against the assets of any Employee Benefit Plan, nor are there any current or threatened Encumbrances on the assets of such plans that could be reasonably expected to result in direct or indirect Liability.

                  (iii) There are no obligations under any Employee Benefit Plan providing benefits after termination of employment to any Business Employee (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law.

                  (iv) As of the Closing, there exists no agreement, plan or arrangement under which any person may receive payments from the Company, Parent or either Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code

EXECUTION COPY

         (without regard to Section 280G(b)(4) of the Code) in connection with the transactions contemplated hereunder.

                  (v) Section 3.1(v)(vi) of the Disclosure Schedule sets forth the policies of the Company or the Subsidiaries with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of the Effective Date.

                  (vi) Except as set forth in Section 3.1(v)(vii) of the Disclosure Schedule, the termination of the Campus Fund Raisers, Inc. Pension Plan and Trust (the "PENSION PLAN") has been completed in compliance with all applicable provisions of ERISA and the Code. Except as set forth in Section 3.1(v)(vii) of the Disclosure Schedule, no act or omission has occurred and no condition exists which could result in any Liability to the Company or any Subsidiary for benefits accrued under the Pension Plan or any liability arising out of or relating to the operation, maintenance or termination of the Pension Plan.

                  (vii) No Employee Benefit Plan constitutes or since the enactment of ERISA has constituted (A) a "multiemployer plan", as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN") (B) a plan covered under Title IV of ERISA or Section 412 of the Code, or (C) a "multiple employer plan" as defined in Section 413(c) of the Code. Neither the Company, either Subsidiary nor any ERISA Affiliate has ever incurred, nor is it reasonable to expect them to incur, any material liability under Title IV of ERISA arising in connection with the termination of any pension plan or the complete or partial withdrawal from any Multiemployer Plan.

         (w) ENVIRONMENTAL MATTERS. Except as set forth in Section 3.1(w) of the Disclosure Schedule, each of the Company and the Subsidiaries has complied with, and is in compliance with, all applicable Environmental Laws (as defined below) in all material respects. There is no pending or, to the knowledge of the Sellers and Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Authority, relating to any Environmental Law to which the Company or either Subsidiary is a party or is subject or which otherwise relates to the Business. For purposes of this Agreement, "ENVIRONMENTAL LAW" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
(v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials

EXECUTION COPY
regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). Neither the Company nor either Subsidiary has treated, transported, stored, disposed of or otherwise handled Wastes, Hazardous Wastes or Hazardous Substances (as such terms are currently defined in any applicable Environmental Law). There have been no emissions, spills, discharges, releases or threats of releases (as defined in applicable Environmental Laws) at, from, in or on any property owned or formerly owned by or, to the knowledge of the Sellers and Parent, leased or formerly leased by the Company or either Subsidiary. Neither the Company nor either Subsidiary has any liability or remediation obligation under any federal, state or local law, rule or regulation or the common law relating to the clean-up of the environment.

         (x) LEGAL COMPLIANCE. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, have complied with and are in compliance with, in all material respects, each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Authority, including without limitation, each applicable law, rule and regulation relating to occupational safety and health, labor, employment and employment practices and wages and hours.

         (y) CUSTOMERS AND SUPPLIERS. Section 3.1(y) of the Disclosure Schedule sets forth (i) a list of the largest (based upon 2002 revenue to the Sellers) one hundred fifty (150) colleges, universities, educational institutions or organizations affiliated therewith (each, a "SPONSOR") that sponsored or sold any program, product or service offered by the Company or either Subsidiary (each, a "PROGRAM") during the 2002 calendar year (indicating for each Sponsor, each Program sponsored by such Sponsor), together with the amount of revenues generated by or through such Sponsor during such period, and
(ii) a list of each supplier or vendor to the Company or either Subsidiary that supplies 50% or more of any significant product or service to the Company or either Subsidiary. Except as set forth in Section 3.1(y) of the Disclosure Schedule, none of the 50 largest (based upon 2002 revenue to the Sellers) colleges, universities, educational institutions or organizations affiliated therewith has, during the preceding twelve (12) months, advised the Company or either Subsidiary that it will cease sponsoring any Program or begin offering any program, product or service in competition with any Program. No supplier or vendor from whom any Seller or Sellers purchase greater than $50,000 of goods or services on an annualized basis has, during the preceding twelve (12) months, advised the Company or either Subsidiary that it will stop, or decrease the rate of, supplying products or services to the Company or either Subsidiary. There has been no material interruption or delay in the provision of products or services to the Company or either Subsidiary during the preceding twelve (12) months.

         (z) PERMITS. Section 3.1(z) of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Authority (including, without limitation, those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("PERMITS") issued to or held by the Company or either Subsidiary or otherwise applicable to the Business, true and complete

EXECUTION COPY
copies of which have been delivered to Alloy. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their businesses as presently conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and, to the Seller's and Parent's knowledge, such listed Permits are the only Permits that are required for the Company or the Subsidiaries to conduct its business as proposed by the Company prior to the Effective Date to be conducted. Each such Permit is in full force and effect and, to the knowledge of the Sellers and Parent, no suspension or cancellation of such Permit is threatened. No Permit shall be affected by the transactions contemplated hereby or by any of the Related Agreements.

         (aa) CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. Except as set forth in Section 3.1(aa) of the Disclosure Schedule, no Affiliate of the Company, Parent or either Subsidiary (i) owns any property or right, tangible or intangible, which is used in the businesses of the Company or either Subsidiary,
(ii) has any claim or cause of action against the Company or either Subsidiary, or (iii) owes any money to, or is owed any money by, the Company or either Subsidiary. Without limiting the generality of the foregoing, Section 3.1(aa) of the Disclosure Schedule (i) describes any transactions or relationships between the Company or a Subsidiary and any Affiliate thereof which have occurred or existed since June 25, 2001 and (ii) sets forth the aggregate Liabilities owed by the Company or either Subsidiary to Parent as of the Effective Date (the "OUTSTANDING SELLER INDEBTEDNESS") and the aggregate Liabilities owed by Parent to the Company or either Subsidiary as of the Effective Date.

         (bb) BROKERS' FEES. Neither the Company nor either Subsidiary has any Liability or obligation to pay any fees, commissions or other payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         (cc) BOOKS AND RECORDS. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records in all material respects of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting, all of which have been delivered to Alloy. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

         (dd) TERRITORIAL RESTRICTIONS. Neither the Company nor either Subsidiary is restricted from carrying on their respective businesses as currently conducted and as proposed to be conducted anywhere in the world. Neither Alloy, the Buyer or any of their respective Affiliates, solely as a result of the consummation of the transactions contemplated hereby, will become restricted in carrying on any business anywhere in the world.

         (ee) BUSINESS GENERALLY. There have been no events or transactions, or information which has come to the attention of the Company, Parent or either Subsidiary that could reasonably be expected to have a Material Adverse Effect, and neither the Company nor either Subsidiary is obligated under any Contract or subject to any provision in its Certificate of

EXECUTION COPY

Incorporation or other corporate restriction which could have, either individually or in the aggregate, a Material Adverse Effect as a result of the consummation of the transactions contemplated hereby or otherwise.

         (ff) APPROVAL. As of the date hereof, the Board of Directors and stockholders of the Company and each Subsidiary have unanimously approved this Agreement and each of the Related Agreements to which the Company or such Subsidiary, as the case may be, is a party and the transactions contemplated hereby and thereby.

         (gg)     SOLVENCY; PRICE AND OTHER TERMS.

                  (i) Each of the Company and each Subsidiary, in their reasonable belief, (X) has sufficient capital to carry on its business,
         (Y) is able to pay its debts as they mature and (Z) is solvent, and the value of its property, at a fair valuation, is greater than all of its debts. Neither the Company nor either of the Subsidiaries has (A) made a general assignment for the benefit of creditors, (B) filed, or currently intends to file, any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any of the Company's or either Subsidiary's creditors, (C) suffered the appointment of a receiver to take possession of all, or any substantial portion, of the Company's or either Subsidiary's assets, (D) suffered the attachment or judicial seizure of all, or any substantial portion, of the Company's or either Subsidiary's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

                  (ii) The Purchase Price and other terms and provisions of this Agreement and the Related Agreements were negotiated at arms length and are fair, reasonable and consistent with existing market conditions. Parent, the Company and the Subsidiaries have undertaken discussions with other potential purchasers of the Acquired Assets and, based on those discussions and Parent's, the Company's and the Subsidiaries' own knowledge of market conditions, believe that the terms provided for in this Agreement and the Related Agreements, including price terms, represent in their totality the most favorable terms available to Parent, the Company and the Subsidiaries. Further, the Boards of Directors of Parent and the Sellers have received the written opinion, dated April 30, 2003, of Luminary Capital LLC, their financial advisor, to the effect that the consideration to be received by the Sellers in connection with the transactions contemplated hereby is fair to the Sellers from a financial point of view, a true and correct copy of which has been delivered to Alloy. The transactions contemplated by this Agreement and the Related Agreements are not being entered into by Parent or any of the Sellers with the intention of hindering, delaying or defrauding any of Parent's, the Company's or the Subsidiaries' current or future creditors.

         (hh) DISCLOSURE. No representation or warranty by the Sellers or Parent contained in this Agreement or the Exhibits hereto, and no statement contained in the Disclosure Schedule or any certificate delivered or to be delivered by or on behalf of any of the Sellers or Parent pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or

EXECUTION COPY
will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. To the knowledge of the Sellers and Parent, all financial assumptions set forth in the MNAT Legal Opinion are true and correct in all material respects.

         3.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to Alloy and the Buyer as of the Effective Date (unless otherwise specifically provided) as follows:

         (a) ORGANIZATION; GOOD STANDING; AND POWER. Parent is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         (b) AUTHORITY. The execution, delivery and performance by Parent of this Agreement and each of the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been, as of the date hereof, duly and validly authorized by all necessary corporate action on the part of Parent. This Agreement has been, and each of the Related Agreements to which Parent is a party, as of the Closing Date will be, duly and validly executed and delivered by Parent and constitute, as of the date hereof and as of the Closing Date, the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms. Neither the execution, delivery or performance by Parent of this Agreement or any of the Related Agreements to which it is a party nor the consummation by Parent of the transactions contemplated hereby or thereby nor compliance by Parent with any provision hereof or thereof will (i) in any material respect (A) conflict with,
(B) result in any violation of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Company, Parent or either Subsidiary under any term, condition or provision of (x) any Contract to which the Company, Parent or either Subsidiary is a party, or by which the Company, Parent or either Subsidiary, or any of their respective properties, assets or rights, may be bound or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Company, Parent or either Subsidiary or any of their respective properties, assets or rights or (ii) conflict with or result in any violation of Certificate of Incorporation or by-laws of the Company, Parent or either Subsidiary or result in the creation of any Encumbrance on any of the Acquired Assets. No permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by Parent of this Agreement or any of the Related Agreements or the consummation by Parent of the transactions contemplated hereby or thereby.

         (c) LITIGATION. There are no Actions pending or, to the knowledge of Parent, threatened against Parent, whether at law or in equity, or before or by any Governmental Authority, challenging or seeking to prevent the transactions contemplated by this Agreement or in any manner relating to the Sellers, the Acquired Assets or the Business.

EXECUTION COPY

         (d) BROKERS' FEES. Parent has no Liability or obligation to pay any fees, commissions or other payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for fees payable to Luminary Capital, LLC, which shall be the sole Liability of Parent.

         (e) APPROVAL. As of the date hereof, the Board of Directors of Parent has unanimously approved this Agreement and each of the Related Agreements to which Parent is a party and the transactions contemplated hereby and thereby. Approval by the stockholders of Parent of this Agreement, the Related Agreements to which Parent is a party or the consummation of the transactions contemplated hereby or thereby is not required by the DGCL, by any other applicable law or by the Certificate of Incorporation of By-laws of Parent.

         (f) SOLVENCY. Parent, in its reasonable belief, (X) has sufficient capital to carry on its business, (Y) is able to pay its debts as they mature and (Z) is solvent, and the value of its property, at a fair valuation, is greater than all of its debts. Parent has not (A) made a general assignment for the benefit of creditors, (B) filed, or intends to file, any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any of Parent's creditors, (C) suffered the appointment of a receiver to take possession of all, or any substantial portion, of Parent's assets, (D) suffered the attachment or judicial seizure of all, or any substantial portion, of Parent's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

         3.3 REPRESENTATIONS AND WARRANTIES OF ALLOY AND THE BUYER. Alloy and the Buyer represent and warrant to the Sellers and Parent as of the Effective Date (unless otherwise specifically provided) as follows:

         (a) ORGANIZATION; GOOD STANDING; AND POWER. Alloy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         (b) AUTHORITY. The execution, delivery and performance by Alloy and the Buyer of this Agreement and each of the Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been, as of the date hereof, duly authorized by all necessary corporate action on the part of Alloy and limited liability company action on the part of the Buyer. This Agreement, and each of the Related Agreements to which Alloy or the Buyer is a party, are, as of the date hereof and as of the Closing Date, legal, valid and binding obligations of Alloy or the Buyer, enforceable against Alloy or the Buyer in accordance with their respective terms, as the case may be. Neither the execution, delivery and performance by Alloy or the

EXECUTION COPY

Buyer of this Agreement or any Related Agreement to which Alloy or the Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (A) conflict with, (B) result in any violation of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of Alloy or the Buyer under any term, condition or provision of (x) any material Contract to which Alloy or the Buyer is a party, or by which Alloy or the Buyer or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Alloy or the Buyer or any of its properties, assets or rights or (z) Alloy's Certificate of Incorporation or by-laws or the Buyer's Certificate of Formation or operating agreement, each as amended through the date hereof, in each case, which conflict, breach, default or violation or other event would hinder in any material respect or prevent the consummation of the transactions contemplated by this Agreement or any of the Related Agreements. No permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by Alloy or the Buyer of this Agreement and each of the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports, information, registration statements and other documents under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act and the rules and regulations promulgated by the SEC thereunder, and with other Governmental Authorities in accordance with state "blue sky" laws, all as may be required in connection with this Agreement and the transactions contemplated hereby and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would impair in any material respect the ability of Alloy or the Buyer to consummate the transactions contemplated by this Agreement.

         (c) LITIGATION. There are no Actions pending or, to the actual knowledge of Alloy or the Buyer, threatened against Alloy or the Buyer, whether at law or in equity, or before or by any Governmental Authority, challenging or seeking to prevent the transactions contemplated by this Agreement.

         (d) NO BROKERS. Neither Alloy nor the Buyer has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                                   ARTICLE IV

                               RELATED AGREEMENTS

         The following agreements (such agreements being herein collectively referred to as the "RELATED AGREEMENTS") shall be executed and delivered by the respective parties thereto on or prior to the Closing Date:

EXECUTION COPY

         4.1 TRANSFER DOCUMENTS; ESCROW AGREEMENT. The parties shall enter into the Transfer Documents as contemplated by Section 1.8 and the Escrow Agreement as contemplated by Section 2.2.

         4.2 ASSIGNMENT AGREEMENT AND AMENDMENT NO. 1 TO CONSULTING AGREEMENT. Parent, the Company, the Buyer and Michael Schoen shall enter into the Assignment Agreement and Amendment No. 1 to Consulting Agreement, effective as of the Effective Date, in the form of EXHIBIT C attached hereto.

         4.3 CARD FULFILLMENT AND MARKETING AGREEMENT. The Company and Parent shall enter into the Card Fulfillment and Marketing Agreement, effective as of the Effective Date, in the form of EXHIBIT D attached hereto.

         4.4 THIRD AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT AND SECURITY AGREEMENT. Parent, the Sellers, Alloy, the Buyer and Bank of America shall enter into the Third Amendment to Revolving Line of Credit Loan Agreement and Security Agreement, effective as of the Effective Date, in the form of EXHIBIT E attached hereto (the "BOFA AMENDMENT").

         4.5 NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT. The Sellers and Parent shall enter into the Non-competition, Non-solicitation and Confidentiality Agreement with Alloy and the Buyer, effective as of the Effective Date, in the form of EXHIBIT F attached hereto.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or at the Closing, of the following conditions, unless waived (to the extent such conditions can be waived) by all parties hereto:

         (a) APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

         (b) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

EXECUTION COPY

         (c) LEGISLATION. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or otherwise impairs the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

         5.2 CONDITIONS TO OBLIGATIONS OF ALLOY AND THE BUYER. The obligations of Alloy and the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or at Closing, of the following conditions, unless waived (to the extent such conditions can be waived) by Alloy and the Buyer:

         (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND PARENT. Each of the representations and warranties set forth in Sections 3.1 and 3.2 hereof shall be true and correct as of the Closing Date as if made on and as of the Closing Date.

         (b) PERFORMANCE OF OBLIGATIONS OF THE SELLERS AND PARENT. The Sellers and Parent shall have performed the obligations required to be performed by them under this Agreement prior to or as of the Closing Date.

         (c) CONSENTS AND APPROVALS. All consents and approvals set forth on Schedule 5.2(c), in form and substance satisfactory to Alloy, shall have been received.

         (d) RELATED AGREEMENTS. Each of the Related Agreements shall be in full force and effect as of the Closing Date and the actions required to be taken thereunder by the parties thereto immediately prior to the Closing Date shall have been taken, and each Person who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall have executed and delivered such Related Agreement.

         (e) REPAYMENT OF OUTSTANDING SELLER INDEBTEDNESS. All Outstanding Seller Indebtedness shall be paid in full to Parent by the Buyer at Closing.

         (f) AMENDMENT TO LOAN AGREEMENT. A fully executed copy of the Amendment No. 10 to Loan Agreement attached hereto as EXHIBIT G (the "LOAN AMENDMENT") shall have been delivered to Alloy and the Buyer together with an acknowledgement of the Administrative Agent (as defined in such amendment) that the Administrative Agent has received counterparts of such amendment executed by each of the parties thereto, and all payments required to be made by Parent pursuant to the Loan Amendment as a condition to the effectiveness of such Loan Amendment shall have been made.

         (g) DISCHARGE OF ENCUMBRANCES. Any and all Encumbrances on any of the Acquired Assets including, without limitation, those set forth on Schedule 5.2(g) hereof but excluding any Encumbrances under the Revolving Line of Credit Agreement and Security Agreement among the Sellers and Bank of America dated as of February 13, 2002, as amended (the "BOFA LINE OF CREDIT"), shall have been fully released and discharged pursuant to an agreement or agreements

EXECUTION COPY
or other instruments in form and substance reasonably satisfactory to Alloy, and the Company shall have delivered to Alloy all necessary documents and instruments (including UCC termination statements) and taken all such other action necessary to effect such releases as is reasonably requested by Alloy.

         (h) CLOSING CERTIFICATE. Each of the Sellers and Parent shall have delivered to Alloy and the Buyer a certificate of the President of such Seller or Parent, as the case may be, dated as of the Closing Date, certifying that the conditions set forth in Sections 5.2(a)-(g) (to the extent applicable to such party) have been satisfied.

         (i) EVIDENCE OF CORPORATE AUTHORITY. Each Seller and Parent shall have delivered to Alloy and the Buyer a certificate of the Secretary or an Assistant Secretary of such party, dated as of the Closing Date, certifying as to and attaching (if applicable) (i) true and correct copies of the Certificate of Incorporation and by-laws of such party, (ii) the incumbency of the officers executing this Agreement on behalf such party and (iii) true and correct copies of resolutions of the Board of Directors and stockholders (if applicable) of such party authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the acts of the officers of such party in carrying out the terms and provisions hereof.

         (j) GOOD STANDING CERTIFICATES. The Sellers shall have delivered to Alloy certificates of good standing with respect to the Company and each Subsidiary from the Secretary of State of the state of incorporation of the Company and each Subsidiary and the Secretary of State of each jurisdiction in which each of the Company or each Subsidiary is qualified to do business, which certificates shall be dated within five (5) Business Days of the Closing Date.

         (k) AFFIDAVIT CONCERNING CERTAIN WITHHOLDING TAX OBLIGATIONS. Each Seller shall have delivered to Alloy an affidavit certifying that it is not a foreign person in accordance with the Treasury Regulations under Section 1445 of the Code.

         (l) OPINION OF COUNSEL. Alloy and the Buyer shall have received an opinion of Morris, Nichols, Arsht & Tunnell, special counsel to the Sellers and Parent, in form and substance satisfactory to Alloy (the "MNAT OPINION").

         (m) TAX CLEARANCE CERTIFICATES. The Sellers shall have delivered to Alloy and the Buyer tax clearance certificates from such jurisdictions as Alloy requests.

         5.3 CONDITIONS TO OBLIGATIONS OF THE SELLERS AND PARENT. The obligations of the Sellers and Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or at the Closing, of the following conditions, unless waived (to the extent such conditions can be waived) by the Sellers and Parent:

         (a) REPRESENTATIONS AND WARRANTIES OF ALLOY AND THE BUYER. Each of the representations and warranties set forth in Section 3.3 hereof shall be true and correct as of the Closing Date as if made on and as of the Closing Date.

EXECUTION COPY

         (b) PERFORMANCE OF OBLIGATIONS OF ALLOY AND THE BUYER. Alloy and the Buyer shall have performed the obligations required to be performed by them under this Agreement prior to or as of the Closing Date.

         (c) RELATED AGREEMENTS. The Related Agreements shall be in full force and effect as of the Closing Date and the actions required to be taken thereunder by the parties thereto immediately prior to the Closing Date shall have been taken, and each Person who or which is required or contemplated by the parties hereto to be a party to such agreements who or which did not theretofore enter into such agreements shall have executed and delivered the such agreements.

         (d) CLOSING CERTIFICATE. Alloy and the Buyer shall have delivered to the Sellers and Parent a certificate of an officer of Alloy and the Buyer, dated as of the Closing Date, certifying that the conditions set forth in Sections 5.3(a) and (b) have been satisfied.

                                   ARTICLE VI

                                    COVENANTS

         6.1 CERTAIN INFORMATION REQUIRED BY THE CODE. The Sellers shall furnish to Alloy and the Buyer any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Alloy or the Buyer may request in order to comply with Section 1060(e) of the Code.

         6.2 PUBLIC ANNOUNCEMENTS. The parties hereto agree that, to the maximum extent feasible, but subject to the public disclosure and other legal obligations of Alloy and Parent and regulatory obligations to which each may be subject, they shall advise and confer prior to the issuance (and provide copies to the other party prior to issuance) of any public announcement, reports, statements or press release with respect to this Agreement or the transactions contemplated hereby; provided, however, that the parties agree that any press release issued announcing this Agreement or the transactions contemplated hereby shall be in a form mutually agreed to in good faith by Alloy and Parent.

         6.3 CHANGE OF NAME. Immediately following the Closing, each Seller shall file with the Secretary of State of the jurisdiction of its incorporation a duly executed and acknowledged certificate of amendment to its Certificate of Incorporation and all other appropriate documents required to change such Seller's corporate name to a new name bearing no resemblance to any name which constitutes an Acquired Assets or any similar name. Each Seller will promptly upon request, from time to time and without cost, execute and deliver such additional documents and take such other action as may necessary or desirable to give effect to such name change and permit the Buyer or its designee to use fully all names which constitute Acquired Assets and related names and marks as it may elect.

         6.4 LITIGATION SUPPORT. If and for so long as the Buyer, Alloy, any of the Sellers or

EXECUTION COPY

Parent is actively contesting, defending against or pursuing any Action with any third party with respect to the Business, the Acquired Assets, the Excluded Assets, the Assumed Liabilities, the Excluded Liabilities or any transaction contemplated under this Agreement, the other parties will cooperate with such party or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article VII below); provided, however, that nothing in this Section 6.4 shall require any party to waive any attorney-client privilege.

         6.5 BOOKS AND RECORDS. The parties acknowledge and agree all documents, books, records (including Tax records), agreements and financial data of any sort owned by the Company or either Subsidiary (excluding the books and records described in Section 1.2(f)) are and shall constitute Acquired Assets for all purposes of this Agreement. To the extent that Parent has any documents, books, records (including Tax records), agreements and financial data of any sort relating in any manner to the Company, either Subsidiary or the Business and in part to Parent or a subsidiary of Parent (other than the Company or the Subsidiaries), Parent hereby agrees to deliver to the Buyer at such location as the Buyer may direct immediately following the Closing true, complete and correct copies of all such documents, books, records, agreements and financial data. Each party shall, in connection with the preparation by the others of tax and financial reporting matters and other bona fide business purposes, for a period of five (5) years from the Closing Date afford to the other parties and their representatives the opportunity, upon reasonable advance notice and during normal business hours, to examine and make copies of the books and records of the other, or portions thereof, which relate to the Sellers or the Business for any period prior to the Closing, and shall maintain such records for a period of five (5) years from the date hereof; provided, that any party may destroy any record which was first offered to the other parties and not claimed or picked up by one or more of the other parties within thirty (30) days, and shall not destroy any record without first providing the other parties at least thirty
(30) days' prior written notice of its intent to destroy such record.

         6.6      EMPLOYMENT MATTERS.

         (a) The Sellers agree to terminate the employment or engagement of the Business Employees identified in Schedule 6.6 hereto (the "DESIGNATED BUSINESS EMPLOYEES") effective as of the Effective Date. The Buyer shall offer to each Designated Business Employee employment or engagement on terms acceptable to the Buyer effective as of the day following the Effective Date. Any Designated Business Employee accepting a position with the Buyer hereunder shall be referred to as a "TRANSFERRED EMPLOYEE". The Sellers and Parent consent to the hiring or engagement of the Transferred Employees by the Buyer or any of its Affiliates and waive in perpetuity any claims or rights under any non-competition, confidentiality, employment, assignment of inventions or similar Contract to which any Transferred Employee is a party including, without limitation, those set forth in Schedule 6.6 hereto.

         (b) On the earlier of May 17, 2003 and such date as is required by law, the Company shall (i) pay to each Designated Business Employee all wages and salaries earned through the

EXECUTION COPY

Effective Date, (ii) make a contribution to Parent's 401(k) plan (if permissible, or if not, pay any amounts directly to such Designated Business Employee) if such Designated Business Employee is a participant in such plan and would otherwise be eligible for such contribution assuming he or she continued his or her employment with a Seller until the end of the relevant matching period, such matching period payment to be prorated based on the number of days of such Designated Business Employee's employment with a Seller in the relevant matching period, (iii) reimburse each such Designated Business Employee for all reimbursable expenses incurred by him or her through the Effective Date (except to the extent that such expenses specifically assumed by the Buyer pursuant to
Section 1.3(c)) and (iv) make such other payments as may be required by applicable law. Each Transferred Employee shall be credited for all accrued and unpaid vacation (except to the extent that such Transferred Employee receives a cash payment with respect to) and sick days as set forth in Schedule 6.6. As of the Effective Date, all Transferred Employees shall cease participation in all Employee Benefit Plans, except as may be specifically set forth herein, and shall eligible for distribution from Parent's 401(k) plan in accordance with the terms thereof and in accordance with applicable law. To the extent permitted by applicable law, each Transferred Employee's account balance in any Parent-sponsored flexible benefit plan shall be transferred by Parent to a similar plan sponsored by the Buyer, as soon as reasonably practicable following the Effective Date.

         (c) Neither the Buyer nor Alloy shall have any Liability with respect to any Business Employee or Employee Benefit Plan or any claim thereof or related thereto except to the extent expressly provided in Section 6.6(b) with respect to the Transferred Employees or in Section 1.3(f). Without limiting the generality of the foregoing, from and after the Effective Date, the Sellers and Parent shall remain solely responsible for any and all Liabilities in respect of the Business Employees, including the Transferred Employees and their beneficiaries and dependents, relating to or arising in connection with or as a result of (i) the employment or the actual or constructive termination of employment of any such Business Employee by the Sellers (including, without limitation, in connection with the consummation of the transactions contemplated by this Agreement), unless such termination occurs solely as a result of a reduction by the Buyer of any Transferred Employee's salary as in effect immediately prior to the Effective Date, (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, or the operation and administration of, any Employee Benefit Plan or other employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of any Seller or Parent or
(iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including, without limitation, deferred compensation), except to the extent as specifically provided in Section 6.6(b). The Sellers and Parent shall remain responsible for the payment of any and all retention, change in control, severance or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement. The Sellers and Parent shall, to the extent required by Section 4980B of the Code and the applicable Treasury Regulations, provide COBRA Coverage to all employees of each Seller who have a "qualifying event" under Section 4980B of the Code.

         6.7 TRANSFER TAXES. The Buyer shall be responsible for the timely payment of, and

EXECUTION COPY
shall indemnify and hold harmless the Sellers and Parent against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("TRANSFER TAXES"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and the Related Agreements. The Buyer shall prepare and timely file all tax returns required to filed in respect of Transfer Taxes (including, without limitation, all notices required to be given with respect to bulk sales taxes). Set forth in Schedule 6.7 attached hereto is a detailed statement of the net book value of the Acquired Assets as prepared by the Sellers and Parent together with a schedule of fixed assets of each Seller. Each of the Sellers and Parent, jointly and severally, represent, warrant and covenant with the Buyer and Alloy that the information concerning net book value contained in Schedule
6.7 was determined in accordance with GAAP and the schedule of fixed assets contained in Schedule 6.7 is true and correct in all material respects. Each of the Sellers and Parent, jointly and severally, shall indemnify, defend and hold harmless the Buyer Indemnified Persons from and against any and all Losses relating to Transfer Taxes arising from or relating to any inaccuracy or breach of any of the foregoing representations, warranties or covenants.

         6.8      CERTAIN TRANSITION MATTERS.

         (a) For a period of thirty (30) days following Closing, the Sellers and Parent shall cooperate with the Buyer as Buyer may reasonably request to effectuate the delivery of the Acquired Assets as the Buyer may request. Further, each of the Sellers and Parent agree that it will not take any action that is designed or intended to have the effect of discouraging any customer, supplier, licensor, lessor or other business associate from maintaining the same business relationships with respect to the Business or the Acquired Assets after the Closing as it maintained with respect to the Business or the Acquired Assets prior to the Closing. The Sellers and Parent shall promptly refer all customer inquiries relating to the Business or the Acquired Assets to the Buyer from and after the Closing.

         (b) The Sellers and Parent each shall fully cooperate with the Buyer in developing and executing a detailed technology transition plan for the transition of each website and/or the pages thereof maintained or used in connection with the Business (the "WEBSITES/PAGES") to the Buyer, including, without limitation, permitting the Buyer and its representatives to access and examine the infrastructure and infrastructure-related systems relating to the operation and maintenance of the Websites/Pages, establishment of a forwarding service to migrate electronic mails received by Transferred Employees to accounts to be specified by the Buyer and assist the Buyer in transitioning such systems, networks, servers and other hardware and to migrate such data over to systems or locations controlled by the Buyer as promptly as practicable after the Effective Date. Until such time as the transition of the Websites/Pages has been satisfactorily completed, the Sellers and Parent shall cooperate with the Buyer regarding the maintenance and operation of the Websites/Pages, promptly deliver to the Buyer any and all personal information collected through the Websites/Pages and maintain the functionality of the systems, networks, servers and systems hardware included in the Acquired Assets or housing any Acquired Assets, including any data relating to the Business or included in the Acquired Assets as of the Effective Date. For a period of eighteen (18) months following the date hereof, Parent shall post and maintain a link with

EXECUTION COPY
respect to the Business from its main website (http://www.studentadvantage.com) and any successor thereto to a website address provided by the Buyer. Sellers and Parent shall render all services pursuant to this Section 6.8(b) at no cost to the Buyer. Further, for a period of one (1) year following the Closing the Sellers and Parent shall maintain the electronic mail forwarding system referred to above.

         (c) Neither Parent nor any of the Sellers, shall take any action to effect the dissolution or winding-up of any of the Sellers prior to July 1, 2003, nor shall any Seller file any voluntary petition in bankruptcy prior to July 1, 2003. Further, the Buyer and Alloy shall comply with their respective obligations under the BofA Line of Credit, as amended by the BofA Amendment, including, without limitation, the obligation to repay all amounts due thereunder as of the Effective Date.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         (a) "AFFILIATE" means, as to any Person, any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person.

         (b)      "EVENT OF INDEMNIFICATION" means the following:

                  (i) with respect to the Buyer Indemnified Persons (a "BUYER EVENT OF INDEMNIFICATION"),

                           (A) the breach of any representation or warranty by any Seller or Parent contained in this Agreement or in any Related Agreement;

                           (B) any misrepresentation in or omission from any certificate, schedule, exhibit or other agreement, instrument or other document delivered or to be delivered by or on behalf of any Seller or Parent pursuant to the terms of this Agreement or any Related Agreement;

                           (C) the breach of any agreement or covenant of any Seller or Parent contained in this Agreement or in any Related Agreement;

                           (D) any claim, demand, Liability or obligation of any nature whatsoever which arises out of, is based upon or relates to any Excluded Asset or Excluded Liability; or

EXECUTION COPY

                           (E) any claim, demand, Liability or obligation of any nature whatsoever which arises out of, is based upon or relates to any Tax due or alleged to be due from any Seller or Parent with respect to the operations of the Business on or before the Effective Date or resulting from the transactions contemplated by this Agreement or any Related Agreement (other than Taxes expressly assumed by the Buyer hereunder pursuant to Section 1.3(d) or Section 6.7);

                  (ii) with respect to the Seller Indemnified Persons (a "SELLER EVENT OF INDEMNIFICATION"),

                           (A) the breach of any representation or warranty by the Buyer or Alloy contained in this Agreement or in any Related Agreement;

                           (B) any misrepresentation in or omission from any certificate, schedule, exhibit or other agreement, instrument or other document delivered or to be delivered by or on behalf of the Buyer or Alloy pursuant to the terms of this Agreement or any Related Agreement;

                           (C) the breach of any agreement or covenant of the Buyer or Alloy contained in this Agreement or in any Related Agreement; or

                           (D) any claim, demand, Liability or obligation of any nature whatsoever which arises out of, is based upon or relates to any Assumed Liability or under the BofA Line of Credit for any amounts that become payable by any Seller under the BofA Line of Credit following the Effective Date;

         (c)      "INDEMNIFIED PERSONS" means:

                  (i) with respect to a Buyer Event of Indemnification, Alloy, the Buyer, their Affiliates and their respective successors and assigns, and the respective officers, directors, employees and agents of each of the foregoing (the "BUYER INDEMNIFIED PERSONS"); or

                  (ii) with respect to a Seller Event of Indemnification, the Sellers, Parent, their Affiliates and their respective successors and assigns, and their respective officers, directors, employees and agents of each of the foregoing (the "SELLER INDEMNIFIED PERSONS").

         (d)      "INDEMNIFYING PERSONS" means:

                  (i) with respect to a Buyer Event of Indemnification, the Sellers, Parent and each of their respective successors and permitted assigns, jointly and severally (the "SELLER INDEMNIFYING PERSONS"); or

EXECUTION COPY

                  (ii) with respect to a Seller Event of Indemnification, the Buyer, Alloy and each of their respective successors and assigns, jointly and severally (the "BUYER INDEMNIFYING PERSONS").

         (e) "LOSSES" means any and all losses, demands, actions or causes of action, suits, proceedings, investigations, arbitrations, claims, damages, liabilities (contingent or otherwise), payments, obligations, expenses (including reasonable attorneys' and accountants' fees), assessments or Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 7.2 hereof.

         7.2      INDEMNIFICATION GENERALLY.

         (a) The Indemnifying Persons shall indemnify, defend and hold harmless the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification.

         (b) Subject to the provisions of Section 7.2(d), (i) no indemnification shall be payable to a Buyer Indemnified Person with respect to any Losses resulting from any Buyer Event of Indemnification described in
Section 7.1(b)(i)(A) or (B) until the aggregate amount of all such Losses exceeds $175,000 (the "BASKET"), whereupon such Buyer Indemnified Persons shall be entitled to receive the full amount of all such Losses in excess of such amount; provided, however, that the Basket shall not apply with respect to any Losses resulting from any breach or alleged breach of any of Sections 3.1(h), 3.1(u)(i), 3.1(v), 3.1(aa), 3.1(bb), 3.2(d) or 3.2(e); and (ii) no
indemnification shall be payable to a Seller Indemnified Person with respect to any Losses resulting from any Seller Event of Indemnification described in
Section 7.1(b)(ii)(A) or (B) until the aggregate amount of all such Losses exceeds the Basket, whereupon such Seller Indemnified Persons shall be entitled to receive the full amount of all such Losses in excess of such amount; provided, however, that the Basket shall not apply with respect to any Losses resulting from any breach or alleged breach of Section 3.3(d). In addition, no Indemnified Person shall have any right to indemnification to the extent that any Loss has been reimbursed by insurance proceeds or any other recovery nor will any such reimbursed amounts be included in the calculation of the Basket.

         (c) Subject to the provisions of Section 7.2(d), (i) the maximum aggregate liability of the Seller Indemnifying Persons pursuant to this Article VII with respect to Losses resulting from all Buyer Events of Indemnification described in Section 7.1(b)(i)(A) or (B) shall be $4,400,000 ("BASIC CAP AMOUNT"); provided, however, that maximum aggregate liability with respect to Losses resulting from any breach or alleged breach of any of Sections 3.1(b), 3.1(c), 3.1(d), 3.1(i)(A), 3.1(i)(C), 3.1(w), 3.1(aa), 3.1(bb), 3.2(b) or 3.2(d)
shall be an amount equal to the Purchase Price (inclusive of the Basic Cap Amount); provided, further, however, that there shall be no limit on the liability of the Seller Indemnifying Persons with respect to any Losses resulting from any breach or alleged breach of any of Sections 3.1(h), 3.1(u)(i), 3.1(v) or 3.2(e); and (ii) the maximum aggregate liability of the Buyer Indemnifying Persons pursuant to this Article VII with respect to Losses resulting from all Seller Events of Indemnification described in Section

EXECUTION COPY

7.1(b)(ii)(A) or (B) shall be $4,400,000 provided, however, that maximum aggregate liability with respect to Losses resulting from any breach or alleged breach of Section 3.3(b) or 3.3(d) shall be an amount equal to the Purchase Price (inclusive of the Basic Cap Amount).

         (d) Notwithstanding any provision of this Agreement to the contrary, nothing contained in this Agreement shall in any way limit, impair, modify or otherwise affect the rights of any Indemnified Person to bring any claim, demand, suit or cause of action otherwise available to such Indemnified Person based upon, or to seek or recover any Losses arising from or related to, nor shall any of the maximum liability amounts set forth in Section 7.2(c) or the provisions of Section 7.2(b) apply with respect to, (i) an allegation or allegations that an Indemnifying Person had an intent to defraud or made a willful, intentional or reckless misrepresentation or omission of a material fact in connection with this Agreement or any of the Related Agreements or the transactions contemplated hereby or thereby, it being understood that recovery of any Losses arising from any such allegation shall be conditioned upon a judgment or order by a court of competent jurisdiction to the effect that such Indemnifying Person engaged in the conduct so alleged, (ii) any Losses resulting from any Event of Indemnification described in any of Sections 7.1(b)(i)(C), 7.1(b)(i)(D), 7.1(b)(i)(E), 7.1(b)(ii)(C) or 7.1(b)(ii)(D), (iii) any adjustment to the Purchase Price pursuant to Section 2.3 or (iv) a breach or alleged breach of any of the covenants or agreements contained in this Agreement or any of the Related Agreements. Further, in the event that any Buyer Indemnified Person suffers any Loss as a result of the breach or alleged breach of Section 3.1(i)(A), the Seller Indemnifying Persons shall indemnify the Buyer Indemnified Persons pursuant hereto for one-half of all such Losses up to $175,000 (from dollar one) and the full amount of such Losses in excess of $175,000 up to an amount equal to the Purchase Price.

         (e) The parties agree that any payment pursuant to an indemnification obligation under this Article VII shall be treated for Federal income tax purposes as an adjustment to the Purchase Price.

         7.3 ASSERTION OF CLAIMS. To bring a claim for indemnification under this Article VII, the Indemnified Person shall give the appropriate Indemnifying Person(s), prior to the applicable Survival Date, (i) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known, or (ii) written notice pursuant to Section 7.4 of any Third Party Claim, the existence of which might give rise to such a claim (each, a "NOTICE OF CLAIM") as promptly as practicable after becoming aware of such claim, but the failure so to provide such Notice of Claim will not relieve the Indemnifying Person(s) from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise in any material respect of any material rights or defenses of the Indemnifying Persons and the Indemnifying Persons were not otherwise aware of such action or claim). Upon the giving of a Notice of Claim as aforesaid, subject to the provisions of Section 7.4, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 7.2 hereof.

EXECUTION COPY

         7.4 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. Losses resulting from the assertion of liability by third parties (each, a "THIRD PARTY CLAIM") shall be subject to the following terms and conditions:

         (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

         (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims. The Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims. No Indemnified Person shall enter into a settlement of any Third Party Claim without the prior written consent of the applicable Indemnifying Party, which consent shall not be unreasonably withheld.

         7.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by the Sellers, Parent, Alloy or the Buyer in this Agreement shall survive the Closing Date for a period of eighteen (18) months following the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.1(h), 3.1(i)(A), 3.1(u)(i), 3.1(v), 3.1(w) and 3.2(e) shall survive until thirty (30) days following the expiration of the applicable statute of limitations related to such representations and warranties. All covenants and agreements contained in this Agreement or in any Related Agreement shall survive the Closing indefinitely. For convenience of reference, the date upon which any such representation, warranty or covenant shall terminate is referred to herein as the "SURVIVAL DATE."

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1 EXPENSES. Each party hereto shall bear its own Transaction Costs. As used in this Agreement, "TRANSACTION COSTS" means, with respect to any party, all actual, out-of-pocket

EXECUTION COPY
expenses incurred by such party to third parties, in connection with the negotiation and preparation of this Agreement and the Related Agreements, and in connection with the consummation of the transactions contemplated hereby and thereby including, without limitation, legal, accounting and broker's fees.

         8.2 ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedule and the exhibits and other schedules attached hereto), the Related Agreements and the other writings referred to herein and contemplated hereby contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

         8.3 INTERPRETATION. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been negotiated between the parties and will not be deemed to be drafted by, or the product of, any party. As such, this Agreement will not be interpreted in favor of, or against, any party.

         8.4 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by facsimile, with confirmation as provided above addressed as follows:

                  (i)      if to the Buyer or Alloy, to:

                           Alloy, Inc.
                           151 West 26th Street, 11th Floor
                           New York, NY 10001
                           Attention: Chief Executive Officer
                           Facsimile: (212) 244-4311

                           with copies to (which shall not constitute notice):

                           Alloy, Inc.
                           151 West 26th Street, 11th Floor
                           New York, NY 10001
                           Attention: General Counsel
                           Facsimile: (212) 244-4311

EXECUTION COPY
                           and

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                           Boston, MA 02111
                           Attention: Dean G. Zioze, Esq.
                           Facsimile: (617) 542-2241

                  (ii)     if to any of the Sellers or Parent, to:

                           Student Advantage, Inc.
                           280 Summer Street
                           Boston, MA 02210
                           Attention: President
                           Facsimile: (617) 912-2088

                           with a copy to (which shall not constitute notice):

                           Student Advantage, Inc.
                           280 Summer Street
                           Boston, MA 02210
                           Attention: Legal Department
                           Facsimile: (719) 623-3521

                           and

                           Hale and Dorr, LLP
                           60 State Street
                           Boston, MA 02109
                           Attention: Mark G. Borden, Esq.
                           Facsimile: (617) 526-5000

         or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of facsimile transmission, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

         8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

EXECUTION COPY

         8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

         8.7 BENEFITS OF AGREEMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns including, without limitation, any successor to all or greater than fifty percent (50%) of any party's assets or business.

         8.8 PRONOUNS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

         8.9 AMENDMENT, MODIFICATION AND WAIVER. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by all of the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         8.10 NO THIRD PARTY BENEFICIARIES. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any Person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever, except to the extent that such third Person is an Indemnified Person or Indemnifying Person in respect of the indemnification provided in accordance with Article VII of this Agreement.

         8.11 CONSENTS. Except as otherwise expressly provided in this Agreement, any consent or approval of Alloy or the Buyer requested or permitted hereunder may be given or withheld in Alloy's or the Buyer's sole discretion.

         8.12 NO JOINT VENTURE. No party hereto shall make any warranties or representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party.

         8.13 SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         8.14 SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative. The transactions contemplated by this Agreement are unique transactions and any failure on the part of any party to complete the transactions contemplated by this Agreement on the terms of this Agreement will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause the other parties hereto irreparable harm. Accordingly, in addition to and not in limitation of any other remedies

EXECUTION COPY
available to the parties hereto for a breach or threatened breach of this Agreement, the parties shall be entitled to seek specific performance of this Agreement and seek an injunction restraining any such party from such breach or threatened breach.

                  [Remainder of Page Intentionally Left Blank]

EXECUTION COPY

         IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf as of the day and year first above written.

                                       ALLOY, INC.

                                       By: /s/ Gina DiGioia
                                          --------------------------------------
                                       Name: Gina DiGioia
                                            ------------------------------------
                                       Title: Vice President and General Counsel
                                             -----------------------------------

                                       ALLOY ACQUISITION SUBSIDIARY, LLC

                                       By: /s/ Gina DiGioia
                                          --------------------------------------
                                       Name: Gina DiGioia
                                            ------------------------------------
                                       Title: Vice President and General Counsel
                                             -----------------------------------

                                       OCM DIRECT, INC.

                                       By: /s/ Raymond V. Sozzi, Jr.
                                          --------------------------------------
                                       Name: Raymond V. Sozzi, Jr.
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------

                                       COLLEGIATE CARPETS, INC.

                                       By: /s/ Raymond V. Sozzi, Jr.
                                          --------------------------------------
                                       Name: Raymond V. Sozzi, Jr.
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------

                                       CAREPACKAGES, INC.

                                       By: /s/ Raymond V. Sozzi, Jr.
                                          --------------------------------------
                                       Name: Raymond V. Sozzi, Jr.
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------

EXECUTION COPY

                                       STUDENT ADVANTAGE, INC.

                                       By: /s/ Raymond V. Sozzi, Jr.
                                          --------------------------------------
                                       Name: Raymond V. Sozzi, Jr.
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------


EXECUTION COPY